Exhibit 10.23

Original Lease – March 5 1992

Supplemental Lease Agreement – August 25, 1992	1

Second Amendment to Lease – May 6, 1998	2

Third Amendment to Lease – June 17, 1998	3

Fourth Amendment to Lease – February 15, 2000	4

Fifth Amendment to Lease – July 31, 2001	5

Sixth Amendment to Lease – March 5, 2002	6

Seventh Amendment to Lease – May 19, 2004	7

Eighth Amendment to Lease – August 31, 2004	8

Ninth Amendment to Lease – April 19, 2006	9

Tenth Amendment to Lease – August 16, 2006	10

Eleventh Amendment to Lease – January 21, 2007	11

Twelfth Amendment to Lease – November 7, 2007	12

13

14

15

Continental Savings Bank

Master Lease (March 5, 1992)

Contents

Lease Section	Topic	Page
1	Basic Lease Information	1
1.1	Leased Premises	1
1.2	Floor Areas	2
1.3	Term	2
1.4	Rent	3
1.5	Base Indices	4
1.6	Use	4
1.7	Lessee’s Address for Notices	4
1 8	Lessor’s Address for Notices	4
1.9	Exhibits and Other Attachments	4
1.10	Lessor	5
2	Rent Payment	5
3	Annual Rent Adjustment (Operating Expenses)	6
4	Real Property Description and Taxes	7
5	Possession	9
6	Acceptance and Care of Premises	10
7	Alterations	11
8	Inspection and Repairs	11
9	Services by Lessor	12
10	Fire or Other Casualty	15
11	Waiver of Subrogation	16
12	Uses	16
13	Signage arid Plaza Identification	17
14	Accidents and Indemnity	18
15	Liens and Insolvency	20
16	Default by Lessee and Re-Entry	20
17	Removal of Property and Replacement of Non-Standard Items	20
18	Non-Waiver	21
19	Costs and Attorney’s Fees	21
20	Priority	21
21	Condemnation	22
22	Assignment and Subletting	23
23	Rules, Regulations and Miscellaneous	24
24	Successors	27
25	Shared Tenant Services	27
26	Tenant improvement	27
27	Expansion Options	28
28	Right of First Offer/Right of First Refusal	29
29	Extension Term and Rent	32

Continental Savings Bank

Master Lease (March 5, 1992)

Contents

Lease Section	Topic	Page
30	Parking	33
31	Storage Space	35
32	Satellite Dish	35
33	Additional Expenses	35
34	Default by Lessor	36
35	Regulatory Approval	36
36	Exclusivity	36
37	Branch Bank	37
38	Backup Power	37

Exh - A	Floor Prints of Leased Premises	9 Pgs.
Exh - B	Initial Improvement of Leased Premises	15 Pgs.
Exh - C	Janitorial Specifications	7 Pgs.
Exh D-1	Nondisturbance and Attornment Form	1 Pg.
Exh D-2	Subordination, Non-Disturbance and Attornment Agreement	7 Pgs.
Exh- E	Fireplace Lobby Plan	1 Pg.

TWO UNION SQUARE

Seattle, Washington

OFFICE LEASE

THIS LEASE, dated the 5th day of March, 1992, between: ONE UNION SQUARE VENTURE, a joint venture (Lessor) and CONTINENTAL, INC. (Lessee).

Lessee and Lessor, in consideration of this lease, covenant and agree as follows:

1. BASIC LEASE INFORMATION

1.1 Leased Premises. The leased premises are located in the office tower portion and retail portion of the Two Union Square Building (the TUS Building) situated on the land (TUS Land) described in Section 4.1(a). A portion of the leased premises may also be located in retail portion of the One Union Square Building (OUS Building) situated on the land (OUS Land) described in Section 4.1(b). The term “Building” shall mean The TUS Building with respect to the portion of the leased premises in the TUS Building and the OUS Building with respect to the portion (if any) of the leased premises in the OUS Building. The TUS and OUS Lands are collectively called the Land. The initial leased premises shall be comprised of:

(a) Between 45,000 and up to all of the office space on floors 18, 19 and 20 (approximately 60,000 RSF) in the TUS Building.

(b) Approximately 2,511 USF (no load factor to be applied) as outlined in red on attached Exhibit A for Lessee’s branch bank.

(c) Up to 7,000 USF of additional retail space (no load factor to be applied) in one or more of the following locations:

i)	All of the upper level of the branch bank location (approximately 2,540 USF in the TUS Building);

ii)	All of the former IBM employment center space in the OUS Building (approximately 2,068 USF) (If prior to April 3, 1992, Lessor determines that the adjacent Federal Express space will be available for lease to a party other than Federal Express, Lessor will so advise Lessee and Lessee may include the Federal Express space and the IBM employment center space as part of the initial leased premises pursuant to this Section 1.1(c)(ii), provided the election is made no later than April 3, 1992.);

iii)	All of the Security Pacific Branch Bank space in the OUS Building (approximately 1762 USF), if said space becomes available; and/or

iv)	All of the upper level of the plaza building at the corner of sixth and Union (approximately 2,000 USF - Dakota, 1,600 USF vacant) in the TUS Building or all of the vacant space or all of the Dakota space, if available and if required governmental approvals for Lessee’s intended use can be obtained. Lessor will use its reasonable best efforts to obtain such approvals.

The space described in Section 1.1(a) and any additional space in the Tower portion of the TUS Building is sometimes referred to as the office space or office area portion of the leased premises. The space described in Sections 1.1(b) and 1.1(c) is sometimes referred to as the retail space or retail area portion of the leased premises.

Lessee shall specify the exact spaces comprising the leased premises (within the parameters specified above) and such spaces shall be outlined in black on prints marked Exhibit A which shall be initialed by the parties and attached to this lease, not later than April 3, 1992 for the retail area portion(s) and May 15, 1992 for the office area portion.

1.2 Floor Areas. The load factors to convert the usable area (USF) of office space in the TUS Building to rentable area (RSF) therein are 1.13 (i.e., 13%) when Lessee occupies part of the office space on a floor and 1.0927 (i.e., 9.27%) when Lessee occupies all of the office space on a floor. The total area of the office and retail space in TUS Building is 1,095,391 square feet (RSF for office plus USF for retail). The total area of office and retail space in the OUS Building is 628,845 square feet (RSF for office plus USF for retail). The total usable area of retail space in the TUS Building and OUS Building is 55,757 square feet. The usable and rentable areas of office space and usable areas of retail space comprising the leased premises shall be calculated from Lessee’s Final Preliminary Plans (defined in Exhibit B), as mutually agreed to by Lessee’s Architect and Lessor’s Architect, and set forth in Exhibit A when it is attached and made part of this lease as above provided. In the event a portion of the Building is damaged or any other event or change occurs which alters the usable or rentable areas of the leased premises or the Building, Lessor may appropriately adjust the foregoing areas . Usable and rentable areas shall mean such areas as defined by the Building Owners and Managers Association International in its “Standard Method for Measuring Floor Area in Office Buildings” (American National Standard ANSIZ 65.1-1980). Whenever areas are herein referred to generally, it shall mean rentable area.

1.3 Term. The lease term shall commence on January 1, 1993 and end December 31, 2002.

A portion of the leased premises shall be deemed to be “Substantially Completed” when all of the tenant improvements for such portion of the leased premises has been completed in accordance with plans and specifications provided by Lessee in accordance with Exhibit B and have been accepted as complete by Lessee’s Architect; such acceptance shall not be unreasonably withheld or delayed, and the existence of typical punchlist items shall not be grounds for withholding such acceptance, provided that Lessor shall correct and/or complete such punchlist items as soon as reasonably possible.

Lessee shall not be required to occupy the leased premises prior to January 1, 1993 without its consent, which consent may be withheld by Lessee in its sole discretion. Prior to January 1, 1993, Lessee shall have the right to occupy all or any portion of the leased premises regardless of whether all or any portion of the leased premises is or is not Substantially Completed, and in such event rent shall commence upon occupancy, but only as to the part of the leased premises occupied by Lessee. However, in no event shall Lessee occupy a portion of the leased premises before the entire leased premises is Substantially Completed if such occupancy would materially interfere with the timely completion of that portion or any other portion of the leased premises or increase costs, unless Lessee agrees to the consequences of such delay and to pay such increase in costs.

1.4 Rent. The base monthly rent, payable without demand in advance on the first day of each calendar month, shall be based on an annual rate of 17.98/RSF/year (USF/year for retail space) for the entire initial lease term through December 31, 2002.

Notwithstanding the foregoing, the rent rate for the first month of full occupancy from and after January 1, 1993 shall be $4.71/RSF/year (USF/year for retail space). In the event Lessee elects to occupy the leased premises (or a portion thereof) prior to January 1, 1993, its base monthly rent during 1992 shall commence upon occupancy and be based on an annual rate of $4.71 per RSF/year (or USF/year for retail space) for the space occupied. Such pre-January 1, 1993 occupancy shall not in any way negate, reduce or otherwise impact the terms of the first sentence of this paragraph.

For occupancy on and after January 1, 1993, rent for the office space portion of the leased premises shall start on the earlier of (a) the date Lessee first occupies the office space portion of the leased premises (or as to the portion occupied if occupied in stages), or (b) five (5) days after the date on which the tenant improvements in the office space portion have been Substantially Completed, except as otherwise provided in Section 5.6 of Exhibit B. Rent for the retail space portion of the leased premises shall start when such space is first occupied by Lessee (or as to the portion occupied if occupied in stages), except as otherwise provided in Section 5.6 of Exhibit B. The rates for occupancy of office space or retail space prior to January 1, 1993 shall be $4.71 per RSF/year (USF/year for retail space).

Commencing January 1, 1995, Lessee will pay its share of retail area Common Area Maintenance costs, in the ratio that its retail space area bears to total retail space area in the TUS Building and the OUS Building, not to exceed a maximum of $2.00/USF/year. Thereafter (namely, as of the first day of 1996 and the first day of each year thereafter), the maximum rate will be the sum of the 1995 rate (adjusted to 95% occupancy) and the actual annual increases in such costs, with the actual 1995 costs (adjusted to 95% occupancy) as the base year, not to exceed five percent (5%) per year (cumulative and compounded).

1.5 Base Indices

Consumer Price Index for September 1992.

Cost of electricity per kilowatt-hour (average) for 12 months ending September 30, 1992.

Janitorial hourly labor rate as of September 30, 1992.

Operating Cost Adjustment Base: The lesser of $4.95/RSF/year (USF/year for retail space) or the actual operating costs (adjusted to 95% occupancy) incurred by Lessor in the year ended October 31, 1992.

The first rent adjustment pursuant to Section 3 will be January 1, 1994.

1.6 Use. The leased premises shall be used only for the purposes of general office, banking services, loan production, escrow services, and other banking, real estate and financial service-related uses.

1.7 Lessee’s Address for Notices if Other Than the Leased Premises: Until Lessee has occupied office portion of the leased premises, Lessee’s address for notices shall be The Pacific Building, Eighth Floor, 720 Third Avenue, Seattle, WA 98104, Attention: Richard Swanson.

1.8 Lessor’s Address for Notices and Payment of Rent:

1010 Unigard Financial Center

1215 Fourth Avenue

Seattle, Washington 98161-1001

1.9 Exhibits and Other Attachments Which are Part of the Lease:

Exhibit	A: Prints with leased premises outlined in black on standard floor plans.

B: Initial Improvement of Leased Premises.

C: Janitorial Services Outline

D: Non-Disturbance Agreement Form(s)

E: Possible Design Solution for Branch Bank Space

1.10 Lessor. Lessor is a Washington joint venture comprised of (a) Properties Associates, a Washington limited partnership, (b) Security Pacific Premises, Inc., a Washington corporation, and (c) Security and Union Venture, a Washington joint venture. Lessor is the sole owner of the Building and Land. UNICO Properties, Inc. is the manager and authorized rental agent of One and Two Union Square and it has the authority to execute this lease on behalf of Lessor and bind Lessor as provided in this lease, without the need for signature or comment of any other party, other than the consent of State of Washington State Investment Board, beneficiary of the first deed of trust on Two Union Square and second deed of trust on One Union Square. Execution of this lease by Lessor shall be Lessor’s warranty that such consent has been obtained.

2. RENT PAYMENT

Lessee shall pay the rent and other charges provided for in this lease, in lawful money of the United States on or before their specified due dates to Lessor at the address specified in Section 1.8, or to such other party or at such other place as Lessor may hereafter from time to time designate in writing. All rent which is past due shall bear interest at the rate of one percent (1%) per month from the date rent is due until paid. If the maximum annual rate of interest permitted by applicable law shall be less than the rate of interest provided for herein, then all past due payments of rent shall bear interest at the maximum rate permitted by applicable law from due date until paid. Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and economically impractical to ascertain. Therefore, if any payment of rent due from Lessee is not received by Lessor within 10 days after the due date, Lessee shall pay to Lessor (in addition to the interest above provided) a late charge of Fifty Dollars ($50) or two percent (2%) of the overdue rent, whichever shall be greater. Notwithstanding the foregoing, however, Lessee shall be entitled to ten (10) days prior written notice before the application of either the late charge of the above-described interest rate the first time in each calendar year during the term of this lease that Lessee is late with a payment. Moreover, the late charge shall apply only once to a given late payment (for example, if Lessee failed to pay rent for a given month until the fifteenth day of the following month, such late rent payment would be subject only to one two percent late charge. The late charge is in addition to interest payable by Lessee as herein provided.) The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee and is in addition to any interest charges on past due rent.

For purposes of the Internal Revenue Code, including Section 467 thereof, rent expense and rental income shall be recognized by the parties as and when rent amounts are payable under the terms of this Lease. Notwithstanding the foregoing, however, if Lessee prepays rent, Lessee shall be entitled to recognize such expense on the date payment is made.

3. ANNUAL RENT ADJUSTMENT (OPERATING EXPENSES)

3.1 A portion of the initial rental rate shall be adjusted January 1 of each year commencing January 1, 1994. Three separate indicators, each to be factored separately by one-third of the Operating Cost Adjustment Base, are used to provide a reasonably broad base to determine the amount of such adjustment. These indicators are the Consumer Price Index, the cost of electricity and janitorial hourly labor rate.

3.2 The base indices for the Consumer Price Index, the cost of electricity and janitorial hourly labor rate, shall be as stated in Section 1.5. Succeeding indices for each of these indices will be calculated annually thereafter, using the succeeding data for the month of September, 12-month period ending September 30, and September 30, respectively. The ratio that each succeeding index bears to its base index shall be reduced by 1.00 and multiplied by one-third of the Operating Cost Adjustment Base, and by the area of the leased premises. Each January 1, commencing January 1, 1994, the monthly rent otherwise provided for in this Lease shall be increased by l/12th of the sum of the amounts so determined.

3.3 The Consumer Price Index to be used shall be the Consumer Price Index for all urban consumers, U.S. city average, all items, series 1982-84 equals 100 (as published by the U.S. Department of Labor, Bureau of Statistics). If this index is revised or changed (as, for example, by taking the average index for different years as the base figure of 100), the base index shall be adjusted accordingly. If this index is discontinued, the index promulgated by the Department of Labor which most closely approximates the above-referenced index, shall be used and the base index shall be adjusted accordingly.

3.4 The cost of electricity to be used shall be the average cost to Lessor per kilowatt-hour of electricity consumed in the TUS Building and OUS Building, respectively, for the 12-month periods ending the September 30 specified in Section 1.5 and each September 30 thereafter.

3.5 The janitorial hourly labor rate to be used shall be the average regular time hourly compensation paid to persons employed as janitors in the TUS Building and OUS Building, respectively, including all applicable taxes and fringe benefits payable by employers. Lessor shall use its reasonable best efforts to keep the costs described in this Section 3.5 as low as possible.

3.6 The rate for additional rent for a calendar year under Section 3 shall not exceed five percent (5%) of the Operating Cost Adjustment Base per year (cumulative and compounded) from January 1, 1993 to the January 1 in question. If the Operating Cost Adjustment base is $4.95, then the rate ($/(RSF)(USF)/year) for additional rent under Section 3 shall not exceed

(a)	$0.24750 for 1994 [(0.05)(4.95)],

(b)	$0.50738 for 1995 [(1.05)(0.05)(4.95) plus 0.24750],

(c)	$0.78025 for 1996 [(1.05)(1.05)(0.05)(4.95) plus 0.50738].

(d)	$1.06676 for 1997 [(1.05)(1.05)(1.05)(0.05)(4.95)plus $0.78025], etc.

3.7 Lessor shall automatically provide Lessee with reasonable backup documentation supporting all calculations called for in this Section 3 and Lessee shall have the right to review/audit all pertinent information and documentation upon reasonable advance notice to Lessor. The Operating Cost Adjustment Base is subject to only one audit. If Lessee’s audit reveals that Lessor overcharged Lessee (or sought to overcharge Lessee) by more than a factor of three percent (3%) of the additional rent payable under Section 3 for the period of the audit, Lessor shall reimburse Lessee for all costs incurred by Lessee in conducting such audit. Lessor shall keep all pertinent backup information and documentation for at least five (5) years after the adjustment year in question.

3.8 Separate calculations of additional rent under Section 3 shall be made for the portions of the leased premises in the TUS Building and OUS Building, respectively, using the appropriate indices and areas for the TUS Building and OUS Building, respectively.

4. REAL PROPERTY DESCRIPTION AND TAXES

4.1(a) The legal description of the TUS Land is:

Commencing at the most southwesterly corner of Lot 12, of Block 61, Addition to Town of Seattle (commonly known as A.A. Denny’s Fifth Addition to City of Seattle), according to plat recorded in Volume 1 of Plats, page 89, in King County, Washington; thence north 30°37’08” west along the westerly line of said block 119.84 feet, to the true point of beginning; thence north 59°20’00” east 105.15 feet; thence north 30°40’32” west 38.89 feet; thence north 59° 23’00” east 14.80 feet; thence north 30°37’00” west 0.55 feet; thence north 59°20’14” east 135.80 feet to the easterly line of said block; thence south 30°35’43” east 116.45 feet to the westerly margin of Interstate No. 5; thence north 59°24’17” east 33.00 feet to the centerline of vacated Seventh Avenue; thence north 30°35’43” west along said centerline 311.89 feet to the southerly margin of Union Street as created by City of Seattle Ordinance No. 18188; thence south 59°22’04” west along said southerly margin 288.79 feet to the easterly margin of Sixth Avenue; thence south 30°37’08” east 234.99 feet to the true point of beginning; and Lots 1, 4, 5 and 8 in Block 64, of said addition except the portions thereof condemned under King County Superior Court Cause Nos. 62589, 570519 and 566654; together with portion of vacated alley and Seventh Avenue lying adjacent to and abutting thereon as provided by Ordinance Nos. 107299 and 111138, respectively, of the City of Seattle, and portion of vacated alley conveyed to Lessor by deed recorded under King County Receiving No. 8010090702.

(b)	The legal description of the OUS Land is:

That portion of Block 61 (described above); and of vacated alley lying therein as provided by Ordinance No. 107299 of the City of Seattle; and of vacated Seventh Avenue adjacent, as vacated by City of Seattle Ordinance No. 111138, described as follows:

Beginning at the most southwesterly corner of Lot 12 of said Block 61, thence north 30°37’08” west along the westerly line of said block 119.84 feet; thence north 59° 20’00” east 105.15 feet; thence north 30°40’32” west 38.89 feet; thence north 59°23’00” east 14.80 feet; thence north 30°37’00” west 0.55 feet; thence north 59°20’14” east 135.80 feet to the easterly line of said block; thence south 30° 35’43” east 159.45 feet to the most southeasterly corner of said block; thence south 59°22’32” west 255.64 feet to the point of beginning.

4.2 Lessor shall pay all real property taxes and assessments (including interest thereon) which may be levied against the TUS Building and the TUS Land. If the amount of such real property taxes and assessment installments (including interest thereon) payable in any calendar year during the lease term exceeds the amount thereof payable during the later of 1993 or the first calendar year the TUS Building is assessed and taxed as a completed building with the assessor utilizing occupancy rates and vacancy rates then generally applied by the assessor to completed class A office buildings in downtown Seattle, then each such year, Lessee shall pay Lessor its share of such excess in the ratio that the area of the leased premises in the TUS Building (RSF for office space plus USF for retail space) bears to the area of the TUS Building (RSF for office space plus USF for retail space), payable one half on April 1 and one half on October 1 of each such year.

4.3 Lessor shall pay all real property taxes and assessments (including interest thereon) which may be levied against the OUS Building and the OUS Land. If the amount of such real property taxes and assessment installments (including interest thereon) payable in any calendar year during the lease term exceeds the amount thereof payable during 1993, then each such year, Lessee shall pay Lessor its share of such excess in the ratio that the area of the leased premises in the OUS Building (USF for retail space) bears to the area of the OUS Building (RSF for office space plus USF for retail space), payable one half on April 1 and one half on October 1 of each such year.

4.4 If the real property taxes (excluding assessments) payable in any calendar year for the TUS Building or OUS Building is less than the amount thereof payable during the Building in question’s base year, and provided that such reduction does not result from change(s) in laws which also increase taxes or create new taxes which are payable by Lessor, then Lessee shall receive a credit against future payments due Lessor under this Section 4 equal to seventy-five percent (75%) of the portion of such difference which bears the same ratio to such difference that the area of the leased premises in the Building in question bears to the total area (RSF for office and USF for retail space) of the Building in question. Such credit shall apply only upon future payments due from Lessee to Lessor under this Section 4.

4.5 Upon Lessee’s request, Lessor shall furnish copies of the real property tax statements for the year in which the additional payment is requested and the respective base year(s). All assessments (including interest thereon) shall be paid over the longest period allowable.

4.6 Lessor shall appeal the tax assessor’s valuation whenever in Lessor’s judgment there is a reasonable likelihood for success in such appeal to an extent which justifies such an appeal, and any refunds gained by such appeal shall be applied first to the cost of the appeal and any excess shall be refunded to Lessee in proportion to the share of the taxes in question paid by Lessee.

4.7 The foregoing charges constitute additional rent which shall be deemed to accrue uniformly during the calendar year in which the payment is due. Payment under the provisions of this Section for the year the lease term ends shall be prorated, based on reasonable projections of the increase through the termination of this lease and shall be due thirty (30) days before such termination.

5. POSSESSION

5.1 In the event of the inability of Lessor to deliver possession of the leased premises or any portion thereof, at the time of the commencement of the term of this lease, Lessor shall not be liable for any damage caused thereby, nor shall this lease thereby become void or voidable, nor shall the term herein specified be in any way extended, but in such event, Lessee shall not be liable for payment of any rent until such time as Lessor can deliver possession, except as may be otherwise provided in Exhibit B to this lease. If Lessor shall deliver possession of the leased premises to Lessee prior to January 1, 1993 and Lessee agrees to accept the same at such time, both Lessor and Lessee agree to be bound by all provisions and obligations of this lease during the prior period.

5.2 Notwithstanding the foregoing, if Lessor fails to deliver all of the office space portion of the leased premises to Lessee in Substantially Completed condition by 5:00 p.m., December 14, 1992, Lessor shall hold Lessee harmless from (a) all rent and other occupancy charges incurred by Lessee with respect to its existing office space premises in the Pacific Building or elsewhere which is in excess of the rent and other charges payable by Lessee for its existing office space Pacific Building premises (at the rent rate and additional rent charges in effect for December 1992) from January 1, 1993 until five (5) days after the date on which the tenant improvement in the office space portion of the leased premises have been Substantially Completed, and (b) reasonable attorneys’ fees and expenses incurred by Lessee with respect to such occupancy beyond December 31, 1992 in its existing Pacific Building premises or elsewhere (other than the Building). Such indemnity shall not apply to the extent such failure would not have occurred but for delay caused by Lessee or its agents (including Lessee’s Architect), including without limitation delay caused by Lessee’s failure to comply with the schedule specified in Exhibit B, change orders requested by Lessee, and the causes listed in Section 5.6 of Exhibit B.

5.3 Notwithstanding the foregoing, if Lessor fails to deliver all of the branch bank portion of the leased premises to Lessee in Substantially Completed condition by 5:00 p.m., December 14, 1992, Lessor shall hold Lessee harmless from (a) all rent and other occupancy charges incurred by Lessee with respect to its existing branch bank premises in the Pacific Building which is in excess of the rent and other charges payable by Lessee for its existing Pacific Building branch bank premises (at the rent rate and additional rent charges in effect for December 1992) from January 1, 1993 until five (5) days after the date on which the tenant improvements in the branch bank portion of the leased premises have been Substantially Completed and (b) reasonable attorneys’ fees and expenses incurred by Lessee with respect to occupancy beyond December 31, 1992 in its existing Pacific Building branch bank premises or elsewhere (other than the Building) from January 1, 1993 until five (5) days after the date on which the tenant improvements in the branch bank portion of the leased premises have been substantially completed. Such indemnity shall not apply to the extent such failure would not have occurred but for (a) delay caused by Lessee or its agents (including Lessee’s Architect), including without limitation delay caused by Lessee’s failure to comply with the schedule specified in Exhibit B, change orders requested by Lessee, and the causes listed in Section 5.6 of Exhibit B, (b) delay caused because the time period to obtain a building permit for the branch bank space exceeded twelve (12) weeks from the date a complete building permit application was submitted to the City of Seattle because Lessee’s design for such space differed materially from the design solution shown in Exhibit E, or (c) Lessee’s failure to occupy the branch bank space when it could be beneficially occupied by Lessee (i.e., branch bank business could be reasonably conducted therein, even though some portions of the work which did not prevent Lessee’s beneficial occupancy were not completed).

5.4 Notwithstanding Section 5.1, Lessor will proceed diligently and in good faith to deliver all of leased premises covered by a building permit to Lessee in a Substantially Completed condition within one hundred twelve (112) days after the building permit for such portion of the leased premises has been received by Lessor from the City of Seattle, or such later date as may be specified in the construction contract for such work, subject to delays caused by Lessee or its agents strikes or other labor disputes, material shortages, fire or other casualty, acts of God or other causes beyond Lessor’s control. From the date hereof until the date rent commences for the entire office portion of the leased premises, Lessee may use Floor 21 of the TUS Building (on an AS IS, WHERE IS, basis) free of any rent to store furniture and equipment which will be installed by Lessee in the leased premises when the term of this lease commences. Costs incurred by Lessee in connection with such use shall be a charge to Tenant Work. All of such furniture and equipment and packaging materials or other debris associated with such use shall be removed from Floor 21 not later than the date rent commences for the entire office portion of the leased premises, and the areas used by Lessee shall be left in a broom clean condition.

6. ACCEPTANCE AND CARE OF PREMISES

6.1 Taking of possession of the leased premises by Lessee shall be conclusive evidence the leased premises were, on that date, in good, clean and tenantable condition and as represented by Lessor, except as otherwise noted by Lessee in writing to Lessor within thirty (30) days after said date, except for latent defects.

6.2 Lessee shall keep the leased premises neat and clean and in a sanitary condition (subject to Lessor’s janitorial obligations) and shall at all times preserve them in as good condition and repair as they are when first occupied by Lessee, or may hereafter be put into, reasonable use and wear and damage by fire or other casualty excepted. All damage or injury done to the leased premises by Lessee or by any persons who may be in or upon the leased premises with the consent of Lessee, including the cracking or breaking of glass of any windows and doors, shall be paid for by Lessee and Lessee shall pay for all damage to the Building caused by Lessee’s misuse of the leased premises or the appurtenances thereto. Lessee shall not put any curtains, draperies or other hangings on or beside the windows in the leased premises without first obtaining Lessor’s consent. If Lessee shall fail to keep and preserve the leased premises in said condition and state of repair (after notice and opportunity to cure as provided for in Section 16 below, although a shorter cure period (or no cure period at all) shall be permissible in an emergency situation or if necessary in order to avoid further damage (e.g., if an exterior window is broken.)) Lessor may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case Lessee, on demand, shall pay the cost thereof.

7. ALTERATIONS

Lessee shall not make any alterations, additions or improvements in or to the leased premises without Lessor’s prior written consent, unless the work in question can lawfully be performed without a building permit, in which case Lessor’s consent shall not be required. Notwithstanding the foregoing, Lessee shall not make changes to locks on doors, or add, disturb or in any way change any plumbing, electrical wiring, HVAC or other Building service components therein, without the prior written consent of Lessor. Lessor may require that any such work be performed by contractors acceptable to Lessor, in Lessor’s reasonable discretion. Lessor, at its option, may at its own expense make any repairs, alterations or improvements which Lessor may deem necessary or advisable for the preservation, safety or improvement of the leased premises or the Building, provided only that Lessee shall at all times have reasonable access to and the use of all of the leased premises.

8. INSPECTION AND REPAIRS

Lessor shall have the right to inspect the leased premises at all reasonable times and the right to enter the same for the purpose of cleaning, repairing, altering or improving the same, or the Building, but nothing contained in this lease shall be construed so as to impose any obligation on Lessor to make any repairs, alterations or improvements except as expressly provided in Section 9. In no event shall Lessor enter any portion of the leased premises without giving Lessee reasonable advance notice, other than in the case of an emergency or entrance in conjunction with normal janitorial work. Moreover, and notwithstanding the foregoing, Lessor acknowledges that a portion of the leased premises will be used for banking activities. As a result, Lessor hereby agrees that it will comply with reasonable security measures required by Lessee for security reasons or for regulatory compliance reasons (e.g., Lessor shall have no access whatsoever to Lessee’s vault and Lessor’s janitors shall work with lessee’s alarm company to ensure the integrity of Lessee’s alarm system.)

9. SERVICES BY LESSOR

9.1 Lessor will, at its expense, furnish Lessee with the following services and utilities:

(a) Elevator service during normal business hours of the Building and the service of at least one elevator during all other hours. Lessee shall have twenty-four hour per day, three hundred and sixty-five day per year access to all of its space and to the Building and parking garage without need to give any prior notice to Lessor or Lessor’s agents. Acceptable arrangements shall be made for Lessee’s access to the freight elevator and loading dock for after-hour usage.

(b) Heating and air cooling to maintain a temperature condition which provides for reasonably comfortable occupancy of the leased premises under normal business operations from 7 a.m. to 6 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturdays, except for those legal holidays generally observed in the state of Washington, provided Lessee complies with Lessor’s instructions regarding use of drapes and thermostats and Lessee does not utilize heat generating machines or equipment which affect the temperature otherwise maintained by the air cooling system. Upon request Lessor shall make available at Lessee’s expense after hours heat or air cooling. The after hours HVAC service shall be available to Lessee as requested at a rate of $10.00 per hour per floor (or partial floor), initially, subject to reasonable increases during the lease term.

(c) Cold water for the drinking fountain and toilets and , hot and cold water for lavatories located in the core of the office tower portion of the TUS Building, and cold water for any purposes within the leased premises.

(d) Electricity for Building standard lighting and operation of low power usage office machines in quantities usually furnished by Lessor to tenants in the Building for general office use. Low power usage machines are typewriters, desk top calculators, desk top computer terminals and similar equipment with similar power requirements which operate on 110 volt circuits.

(e) Janitorial service and window washing as outlined in Exhibit C attached. This service includes vacuum cleaning of carpets and cleaning of Building standard vinyl composition tile, but no other services with respect to carpets or non-standard floor coverings. Shampoo or similar cleaning of carpets and repair and replacement of carpets shall be Lessee’s responsibility and at Lessee’s expense, except as otherwise provided in Section 26.4. Lessor shall maintain and operate all common areas of the Building (including elevators) in a neat, orderly and first class condition and manner.

(f) Maintain the exterior window blinds, windows, doors, floors, walls, ceilings, plumbing and plumbing fixtures, and electrical distribution system, HVAC system, fire safety system and all other systems that are common to the Building, and lighting fixtures which are standard for the Building in good condition and repair, except for damage caused by Lessee, its employees, agents, invitees or visitors. Such services and the other services in this Section 9 will also be provided by Lessor as to any of the foregoing items that are not standard for the Building, but possibly at Lessee’s expense as hereafter provided.

(g) Replacement of burned out fluorescent tubes in light fixtures which are standard for the Building and incandescent bulbs in elevator lobbies which are standard for the Building. Burned out bulbs, tubes or other light sources in fixtures which are not standard for the Building will also be replaced by Lessor, but at Lessee’s expense. Lessee shall pay Lessor the retail price for non-standard tubes, bulbs or other light sources replaced by Lessor. There shall be no labor charge to Lessee for such replacements. All incandescent bulbs are non-standard, except for the number used in building standard elevator lobbies.

(h) Painting and cleaning of walls and ceilings which are standard for the Building when required due to normal wear and tear in the judgment of Lessor. Otherwise, such painting and cleaning shall be at Lessee’s expense, except as otherwise provided in Section 26.4.

Notwithstanding any statement to the contrary outlined anywhere in this lease, in no event shall Lessee be subjected to any charges whatsoever for the usage of electricity in the leased premises (excluding after-hours usage of the HVAC system, which shall be charged in accordance with the terms of Section 9.1(b) above), regardless of whether such electricity is being used to serve machinery or equipment of the high power usage variety, provided that the machinery or equipment is similar in type and quantity (on a per square foot basis) to the machinery and equipment currently in use in Lessee’s Pacific Building premises (if that is not the case, any excess electricity usage shall be charged to Lessee at rates reasonably estimated to reflect the actual cost of such excess electricity to Lessor). Lessor has toured Lessee’s Pacific Building space. Lessee has provided Lessor with an inventory of the machinery and equipment currently used by Lessee in its Pacific Building premises and a statement setting forth the rentable area of its Pacific Building premises.

In addition, notwithstanding any other statement to the contrary contained anywhere else in this lease, in no event shall Lessee be subject to any charge whatsoever for any normal cleaning or maintenance of any portion of the leased premises, regardless of whether such portion is building standard or not, except that Lessee shall reimburse Lessor for the reasonable costs incurred by Lessor to clean and maintain items which are not standard for the Building, if the cost to normally clean and maintain the leased premises as required under this lease is in Lessor’s judgment (acting in good faith) significantly more than the cost to similarly clean and maintain a leased premises where all items are standard for the Building. With respect to non-standard items substituted for building standard items, the amount to be reimbursed shall be limited to the amount by which the cost to clean and maintain the non-standard item exceeds the cost Lessor would have incurred to clean and maintain the substituted for standard item.

9.2 Lessor shall use reasonable diligence to remedy an interruption in the furnishing of such services and utilities. If, however, any governmental authority imposes regulations,

controls or other restrictions upon Lessor or the Building which would require a change in the services provided by Lessor under this lease, Lessor may comply with such regulations, controls or other restrictions, including without limitation, curtailment, rationing or restrictions on the use of electricity or any other form of energy serving the leased premises. Lessee will cooperate and do such things as are reasonably necessary to enable Lessor to comply with such regulations, controls or other restrictions.

9.3 Whenever heat generating machines or equipment or lighting other than building standard lights are used in the leased premises by Lessee which affect the temperature otherwise maintained by the air cooling system, Lessor shall have the right to install supplementary air cooling units in the leased premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Lessee to Lessor upon billing by Lessor. Subject to the terms of Section 9.1, Lessor may impose a reasonable charge for utilities and services, including without limitation, air cooling, electric current and water, required to be provided the leased premises by reason of, (a) any substantial recurrent use of the leased premises at any time other than the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday, (b) any use beyond what Lessor agrees to furnish as described above, (c) electricity used by equipment designated by Lessor as high power usage equipment or (d) the installation, maintenance, repair, replacement or operation of supplementary air cooling equipment, additional electrical systems or other equipment required by reason of special electrical, heating, cooling or ventilating requirements of equipment used by Lessee at the leased premises. Lessee shall not be deemed to have triggered the substantial recurrent after-hours use clause outlined above unless it uses more than twenty percent of the leased premises on a night shift or similar regular recurring basis between the hours of 8:00 p.m. and 6:00 a.m. High power usage equipment includes without limitation, data processing machines, punch card machines, computers and machines which operate on 220 volt circuits. Lessee shall not install or operate high power usage equipment on the leased premises without Lessor’s prior written consent, which may be refused unless Lessee confirms in writing its obligation to pay the additional charges necessitated by such equipment (subject to the terms of Section 9.1). At Lessor’s or Lessee’s option, separate meters for such utilities and services may be installed for the leased premises and Lessee upon demand therefor, shall immediately pay Lessor for the installation, maintenance, repair and replacement of such meters.

9.4 Lessor does not warrant that any of the services and utilities referred to above will be free from interruption. Interruption of services and utilities shall not be deemed an eviction or disturbance of Lessee’s use and possession of the leased premises or any part thereof or render Lessor liable to Lessee for damages, or relieve Lessee from performance of Lessee’s obligations under this lease.

If there is an interruption of heating, cooling, electricity, water, sewer or elevator service to the leased premises, and such interruption was not caused by Lessee or by casualty described in Section 10 below, and such interruption materially disrupts the conduct of Lessee’s business upon the leased premises, then such interruption is hereafter referred to as an Essential Service Interruption. If an Essential Service Interruption lasts for more than three (3) consecutive business days, or five (5) days out of any seven (7) day period, the rent under this lease shall thereafter be abated on the portion of the leased premises affected until restoration of the Essential Service in question, unless the Essential Service Interruption was caused by Lessor’s negligent or willful act, and in such event the rent shall be so abated from the day after the Essential Service Interruption occurs until restoration of the Essential Service in question.

Likewise, if the Essential Service Interruption exists for twenty-five (25) business days out of any sixty (60) day period, Lessee shall have the right to terminate this lease by giving Lessor thirty (30) days prior written notice (such termination notice shall be nullified if the Essential Service in question is restored on a permanent basis during such thirty (30) day period). The provisions of Section 10.4 concerning substitute space shall also be applicable in the event of an Essential Service Interruption which does or is expected to exist for twenty-five (25) business days out of any sixty (60) day period. If such substitute space is provided before the end of said thirty (30) day period, said thirty (30) day period shall be extended to a period ending one hundred eighty (180) days from the commencement of such interruption if Lessor is diligently pursuing the remedy of such interruption and it is reasonably certain that the Essential Service Interruption in question can be and will be restored within one hundred eighty (180) days from the commencement of such interruption.

10. FIRE OR OTHER CASUALTY

10.1 In the event the Building or the leased premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, Lessor may, at its option, restore the Building or leased premises to as near their previous condition as is reasonably possible, and in the meantime the rent shall be abated in the same proportion as the untenantable portion of the leased premises bears to the whole thereof; but unless Lessor, within sixty (60) days after the happening of any such casualty, shall notify Lessee of its election to so restore, this lease shall thereupon terminate and end. Such restoration by Lessor shall not include replacement of furniture, equipment or other items that do not become part of the Building or any improvements to the leased premises in excess of those provided for in the allowance

10.2 If Lessee is deprived of elevator access to the office portion of the leased premises as a result of a casualty, all rent shall be abated as to said office portion during the duration of the period in which such access is unavailable.

10.3 Notwithstanding the foregoing, if the casualty in question can be repaired, rebuilt or replaced (i.e., restored) within one hundred eighty (180) days from the date of the casualty (without working overtime), Lessor shall be required to so restore. If Lessor does not warrant to Lessee (a) within sixty (60) days from the date of the casualty, or (b) within ten (10) days after Lessor’s receipt of written request from Lessee which references this Section 10 and asks if such notice will be issued (Lessee’s request to be given not earlier than fifty (50) days after the date of casualty), whichever is later, that Lessor will have completed the restoration work within one hundred eighty (180) days from the date of the casualty, and if the casualty materially disrupts the conduct of Lessee’s business at the office portion, branch bank portion or other portions (if any) of its leased premises, Lessee shall be entitled to terminate this entire lease (even if the material disruption is only in the branch bank portion) by giving notice of termination to Lessor on or before that date which is one hundred twenty (120) days from the date of the casualty or three (3) business days after Lessee has received written notice from Lessor that Lessor has received its building permit for the restoration work, whichever occurs first.

If Lessor elects or is required to restore, all parties shall proceed diligently to enable the required building permit to be obtained within ninety (90) days from the date of casualty.

Provided that Lessor has proceeded diligently to obtain the building permit, said one hundred eighty (180) day period shall be extended by the number of days (if any) in excess of ninety (90) days from the date of casualty to the date the building permit is issued, but in no event beyond three hundred sixty (360) days from the date of casualty.

Said original one hundred eighty (180) day period shall be extended by the duration of any delay in substantially restoring the leased premises in question caused by Lessee, strikes, or other labor disputes, material shortages, fire or other casualty, acts of God or other causes beyond Lessor’s control, but in no event beyond three hundred sixty (360) days from the date of casualty, except for delays caused by Lessee.

10.4 Lessor hereby agrees that in the event of a casualty that materially disrupts the conduct of Lessee’s business in the office space portion, branch bank portion or other portion (if any) of the leased premises, Lessor will use its reasonable best efforts to provide Lessee with substitute space (which is the functional equivalent of the space damaged by the casualty) in the Building or in other buildings that Lessor or any affiliate of Lessor may manage, own or control in the central business district of Seattle. Such substitute space shall be provided to Lessee on an “AS IS, WHERE IS” basis and at fair market rent for the substitute space (given the “AS IS, WHERE IS” nature of the tenancy), not to exceed the rent called for herein. Lessee shall pay its own moving expenses. Lessee shall vacate such space promptly after the leased premises have been restored to a tenantable condition.

11. WAIVER OF SUBROGATION

Anything in this lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all claims against the other, its agents, officers, directors, shareholders or employees, for loss or damage to the leased premises or the Building, or any personal property of such party therein, that is caused by or results from fire and other perils insured against under (a) the normal fire with extended coverage insurance policies, or (b) the standard business interruption insurance policies (if any), carried by the parties and in force at the time of damage or loss. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against the other party in connection with any such damage or loss.

12. USES

12.1 The leased premises are to be used only for the uses specified in Section 1.6 hereof, and for no other business or purpose without the prior written consent of Lessor. Lessee shall not establish a separate and distinct operation within the retail space of the TUS Building which is identifiable by the public as being engaged in the sale of securities, investment banking or stock brokerage, so long as such uses are prohibited by the lease to Dean Witter Reynolds Inc. for its space on the 29th floor of the TUS Building, including assignments or extensions thereof. If the required consent of Dean Witter Reynolds Inc. or its assignee to any or all of such uses has been obtained, Lessor will not unreasonably withhold its consent to any or all of such uses. No act shall be done in or about the leased premises that is unlawful or that will increase the existing rate of insurance on the Building. Lessee shall not commit or allow to be committed any waste upon the leased premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Lessee shall not, without the prior written consent of Lessor, use any apparatus, machinery or device in or about the leased premises which will cause any substantial noise or vibration. If any of Lessee’s office machines and equipment should disturb the quiet enjoyment of any other tenant in the Building, then Lessee shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance. Lessee shall comply with all laws relating to its use of the leased premises, but Lessee shall not be required to make capital improvements to the leased premises unless the capital improvement is required as a result of Lessee’s unique use of the leased premises, as opposed to a capital improvement that applies generally throughout all or most of the Building or that applies throughout all or most of the retail/public access portions of the Building. Lessee shall however be responsible to cause the leased premises to comply with current or future laws related to disabled or otherwise handicapped persons at all times during the lease term, excluding from the foregoing requirement, the shell (exterior perimeter walls and windows and structural members of the TUS Building) and core (the center area of the tower portion of the TUS Building containing the elevators, elevator lobbies, restrooms, fire stairways and other common areas or service spaces portions of the TUS Building) or the common areas of the Building, which shell and core and common areas shall be the responsibility of Lessor.

12.2 Lessor represents that there are no provisions in existing leases of space in the TUS or OUS Buildings which restrict Lessee’s use of the leased premises or expansion space added to the leased premises under Sections 27 or 28 for the uses authorized in Section 1.6, except the restrictions in the Dean Witter Reynolds, Inc. lease set forth above in Section 12.1. Lessor will not agree to any amendment of existing leases or the insertion in future leases of space in the TUS or OUS Buildings which would prevent Lessee from using the leased premises (including expansion space added thereto under Sections 27 or 28) for any of the uses authorized in Section 1.6.

13. SIGNAGE AND PLAZA IDENTIFICATION

13.1 Lessee shall not inscribe any inscription or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the office space portion of the leased premises at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the office space portion of the leased premises without first obtaining Lessor’s written consent thereto. Any such consent by Lessor shall be upon the understanding and condition that Lessee will remove the same at the expiration or sooner termination of this lease and Lessee shall pay Lessor the cost to repair any damage to the leased premises or the Building caused thereby. Lessor shall have the right to prohibit any advertising by Lessee which, in its reasonable opinion, tends to impair the reputation of the Building as a first-class shopping, business or professional area.

13.2 Notwithstanding the foregoing, Lessee shall have the right to install signage on the outer surfaces of any retail spaces it occupies and display promotional materials in the windows of such space. Such signage shall be professional in nature. Lessor agrees to cooperate with Lessee in achieving the maximum permitted signage desired by Lessee for its requirements. However, Lessee shall submit its permanent signage plans to Lessor for advance approval as to style, materials, and aesthetics, such approval not to be unreasonably withheld. Lessee acknowledges that Lessor will require any signage to be professional in appearance and in keeping with the first class nature of the Building. Garish signs will therefore be prohibited. Lessee shall also have the right to use a likeness of the Building or its branch bank location in its promotional materials.

13.3 Lessor agrees to work to minimize any confusion that may occur between the identity and location of Continental Insurance (6th floor) and Lessee (Continental, Inc.), including consideration of how Lessee will be identified on the Building Directory in the main lobby.

13.4 Notwithstanding any statement to the contrary contained anywhere else in this lease, Lessee’s obligations under this lease are hereby made expressly subject to and contingent upon Lessee being satisfied in Lessee’s sole discretion with both (1) the resolution of the issue described in Section 13.3 above and (2) the signage that Lessor has approved pursuant to Section 13.2. above. Lessor and Lessee hereby agree to work together diligently and in good faith to resolve such issues as soon as is reasonably possible after the date on which this lease becomes fully executed. If Lessee has not notified Lessor in writing on or before that day which is thirty (30) days from the date on which this lease becomes fully executed that Lessee is terminating this lease pursuant to the contingency outlined in this Paragraph 13.4, such contingency shall automatically lapse and thereafter be null and void. If necessary, the thirty (30) day period will be extended an additional thirty (30) days upon written notice from Lessee to Lessor, provided Lessee is proceeding as above provided and the notice is received by Lessor prior to the expiration of the initial thirty (30) day period.

14. ACCIDENTS AND INDEMNITY

14.1 Lessee shall protect, defend, indemnify and hold Lessor harmless from all loss, damage, liability or expense, including reasonable attorneys’ fees, resulting from any injury to any person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Lessee or any officer, employee, agent, contractor, invitee, or visitor of Lessee in or about the Leased Premises or the Building, but the foregoing provision shall not be construed to make Lessee responsible for loss, damage, liability or expense resulting from injuries to any person caused by any act, omission or negligence of Lessor, or of any officer, employee, agent, contractor, invitee or visitor of Lessor, or other tenant of the Building.

14.2 Lessor shall protect, defend, indemnify and hold Lessee harmless from all loss, damage, liability or expense, including reasonable attorneys’ fees, resulting from any injury to any person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Lessor or any officer, employee, agent, contractor, invitee, or visitor of Lessor in or about the Leased Premises or the Building, but the foregoing provision shall not be construed to make Lessor responsible for loss, damage, liability or expense resulting from injuries to any person caused by any act, omission or negligence of Lessee, or of any officer, employee, agent, contractor, invitee or visitor of Lessee, or other tenant of the Building. The general contractor for the Tenant Work described in Exhibit B is Lessor’s contractor.

14.3 If Lessor and Lessee are concurrently negligent for any reason whatsoever, each party shall indemnify or be obligated as hereinabove provided, but only to the extent of the indemnifying or obligated party’s negligence. Any immunity provided for either party under Title 51, RCW, is hereby waived by Lessor and Lessee.

14.4 Lessee’s Insurance. Lessee shall, throughout the term of this lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, (a) a policy of commercial general liability insurance including a contractual liability endorsement covering Lessee’s obligations under this lease, insuring Lessee’s activities upon, in or about the leased premises or the Building against claims of bodily injury or death or property damage or loss with a limit of not less than One Million Dollars ($1,000,000) combined single limit, and (b) what is commonly referred to as “all risk” coverage insurance (but excluding earthquake and flood) on Lessee’s furniture, fixtures, equipment and other personal property in an amount not less than the current One Hundred Percent (100%) replacement value thereof. Such insurance may contain deductibles in such amounts as Lessee in its judgment determines are reasonable.

14.5 Lessor’s Insurance. Lessor shall throughout the term of this lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, (1) what is commonly referred to as “all risk” coverage insurance, (excluding earthquake and flood,) on the Building and the leasehold improvements in the leased premises that become part of the Building in an amount not less than One Hundred Percent (100%) replacement value thereof or such other coverage as is generally maintained by owners of comparable Class A buildings in downtown Seattle; (b) commercial general liability insurance including a contractual liability endorsement covering Lessor’s obligations under this lease with a limit of not less than One Million Dollars ($1,000,000) combined single limit. Such insurance may contain deductibles in such amounts as Lessor shall in its judgment determine are reasonable.

14.6 Insurance Policy Requirements. All insurance under this Section 14 shall be with companies satisfactory to Lessor and authorized to do business in Washington. No insurance policy required hereunder shall be canceled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days prior written notice to Lessor. Lessee shall deliver to Lessor prior to commencement of the lease term and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and naming Lessor as Additional Insured thereunder. In no event shall the limits of any insurance policy required hereunder be considered as limiting the liability of Lessee or Lessor under this Lease. At Lessee’s request, Lessor will provide Lessee with copies of its required insurance coverages or provide Lessee with access to such policies for Lessee’s inspection.

15. LIENS AND INSOLVENCY

Lessee shall keep the leased premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by Lessee. If Lessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, or assignee or other liquidating officer is appointed for the business of Lessee, then Lessor, at its option, may immediately or any time thereafter terminate Lessee’s right of possession under this lease, subject to the terms of any applicable laws then in effect.

16. DEFAULT BY LESSEE AND RE-ENTRY

Lessee covenants as a material part of the consideration for this lease to keep and perform each and all of said terms, covenants and conditions by Lessee to be kept and performed and that this lease is made upon the condition of such performance. Except for a default under the preceding Section 15 for which immediate right of termination is given to Lessor, if Lessee fails to pay any installment of rent within ten (10) days after written notice, or to perform any other covenant under this lease within thirty (30) days after written notice from Lessor stating the nature of the default, Lessor may terminate this lease and re-enter and take possession of the leased premises; provided that if the nature of such default other than for non-payment of rent is such that the same cannot reasonably be cured within such thirty-day period, Lessee shall not be deemed to be in default if Lessee shall within such period (i.e., within thirty (30) days after Lessor’s notice) commence such cure and thereafter diligently prosecute the same to completion. Notwithstanding such retaking of possession by Lessor, Lessee’s liability for the rent provided herein shall not be extinguished for the balance of the term of this lease, and Lessee shall make good to Lessor any deficiency arising from a reletting of the leased premises at a lesser rental, plus the costs and expenses of renovating or altering the leased premises (pro rated if the term of the new tenancy extends beyond the remaining term of this lease). Lessee shall pay any such deficiency each month as the amount thereof is ascertained by Lessor. All remedies provided herein are cumulative and are in addition to those provided by law.

17. REMOVAL OF PROPERTY AND REPLACEMENT OF NON-STANDARD ITEMS

Upon the expiration or termination of the lease term, Lessee shall (a) at its expense remove Lessee’s goods and effects and those of all persons claiming under Lessee, and (b) if Lessee caused the leased premises to be improved with other than building standard ceiling suspension system, acoustical tile ceiling, fluorescent light fixtures, millwork detail, doors and door frames, hardware or hard surface floor tile and base, or any corridor adjacent to the core of the building to be other than building standard width and construction, and if such improvements are made without Lessor’s consent, Lessee shall pay Lessor an amount equal to the cost to replace all such non-standard non-approved items with building standard items and the cost to replace such non-standard non-approved public corridor with one of building standard width and construction. Any property left in the leased premises after the expiration or termination of the lease term shall be deemed to have been abandoned and the property of Lessor to dispose of as Lessor deems expedient at Lessee’s expense, subject to Lessor’s compliance with any applicable laws then in effect.

18. NON-WAIVER

Failure of either party to insist, in any one or more instances, upon strict performance of any term, covenant or condition of this lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of rents with knowledge of a breach of any of the terms, covenants or conditions of this lease to be kept or performed by Lessee shall not be deemed a waiver of such breach.

19. COSTS AND ATTORNEYS’ FEES

In the event of litigation between the parties hereto declaratory or otherwise, for the enforcement of any of the covenants, terms and conditions of this lease, the losing party shall pay the costs thereof and reasonable attorneys’ fees incurred by the prevailing party, which shall be determined and taxed by the Court as part of the costs of such action.

20. PRIORITY

20.1 Provided that Lessee is given a satisfactory non-disturbance covenant by the lender in question, Lessee agrees that this lease shall be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon the leased premises or the Building containing the same, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacement and extensions thereof. Within fifteen (15) days after written request from Lessor, Lessee shall execute any documents that may be necessary or desirable to effectuate the subordination of this lease to any such mortgages or deeds of trust and shall execute reasonable estoppel certificates as requested by Lessor from time to time.

20.2 Lessee will be provided non-disturbance agreements, with permanent lien holder(s) in form attached as Exhibit D. Lessor hereby warrants that, simultaneous with Lessor’s execution of this lease, Lessor shall obtain non-disturbance agreements in the form attached as Exhibit D-l from all permanent lien holders with a lien recorded against all or any part of the TUS Building, or the TUS Land as of the date of full execution of this lease, and the holder of the second lien recorded against the OUS Building or the OUS Land, and use its reasonable best efforts to obtain for Lessee non-disturbance agreement in the form attached as D-2 from the holder of the first lien recorded against the OUS Building or the OUS Land.

21. CONDEMNATION

21.1 If all of the leased premises or such portions of the Building as may be required for the reasonable use of the leased premises, are taken by eminent domain, this lease shall automatically terminate as of the date Lessee is required to vacate the leased premises and all rentals shall be paid to that date. In case of a taking of a portion of the leased premises not required for the reasonable use of the leased premises, or a portion of the Building not required for the reasonable use of the leased premises, or a taking of a portion of the leased premises that is required for Lessee’s reasonable use thereof and Lessee does not elect to terminate, then this lease shall continue in full force and effect and the rent shall be equitably reduced based on the proportion by which the floor area of the leased premises is reduced, such rent reduction to be effective as of the date possession of such portion is delivered to the condemning authority.

21.2 In the event of a taking of a portion of the leased premises that is required for Lessee’s reasonable use of the leased premises, Lessee shall have the option to terminate this lease effective the date Lessee is required to vacate such portion, if Lessor is unable to provide satisfactory alternative space in the Building for the space taken on a turnkey basis at Lessor’s sole expense at the same rent and other terms of this lease. Alternative space for office space shall be in the TUS Building. If the alternative office space is comparable to the original office leased premises in all material respects, it will be accepted by Lessee, otherwise its acceptance will be subject to Lessee’s approval in its sole discretion. Alternative space for the branch bank space shall be the functional equivalent of the branch bank space and be in (a) the retail area of the Building with street frontage, or (b) off site at a location approved by Lessee in its sole discretion. Lessor and Lessee hereby agree that if the portion of Lessee’s branch bank space which is taken is a portion required for Lessee’s reasonable use of its branch bank space, it is a taking entitling Lessee to terminate the entire lease unless Lessor provides alternative space which complies with the requirements of the preceding sentence (e.g., off-site alternative space must be at a location approved by Lessee in its sole discretion). Alternative space for the rest of Lessee’s retail area space may be in the retail or office portions of the Building and subject to Lessee’s approval, acting reasonably.

21.3 Subject to the following provisions of this Section 21, Lessor reserves all rights to the award for any taking of the Building and Land or portions thereof by eminent domain, and Lessee hereby assigns to Lessor any right Lessee may have to such award. Lessee shall make no claim against Lessor for damages for termination of the leasehold interest or interference with Lessee’s Building. Lessee shall have the right, however, to claim and recover from the condemning authority compensation for any loss or damage suffered by Lessee as a result of the termination of Lessee’s leasehold interest, for any loss to which Lessee may be put for Lessee’s moving expenses and for the interruption of or damage to Lessee’s business, provided that such damages may be claimed only if they are awarded separately in the eminent domain proceeding and not as part of the damages recoverable for taking of the leased premises or the Building.

22. ASSIGNMENT AND SUBLETTING

22.1 Lessee shall have the right to assign the Lease and all extension, expansion and other rights related thereto, in its entirety, or to sublease all or any portion of the leased premises, without the consent of Lessor to (a) any party resulting from a merger or consolidation with Lessee, (b) any entity succeeding to the business and assets of Lessee, or (c) a subsidiary, parent or affiliate of Lessee, provided such Assignee shall have a financial worth equal to or greater than Lessee. Notwithstanding the foregoing, however, Lessee shall have the right to assign to Continental Savings Bank without Lessor’s consent, provided that Continental Savings Bank’s financial worth is then at least seventy-five percent (75%) of the financial worth of Lessee.

22.2 All other assignments and subleases shall require Lessor’s consent. Such consent shall not be unreasonably withheld or delayed. The criteria for consent shall be limited to:

(a) financial responsibility, i.e., the proposed transferee is sufficiently creditworthy to lease directly from the Lessor or the average similarly situated lessor at the time of the proposed assignment or sublease; provided, however, that if Lessor chooses not to release Lessee from liability under the Lease, Lessee’s financial backing shall be factored into Lessor’s analysis of this criteria;

(b) the identity and business of the proposed transferee is suitable for the Building;

(c) the proposed use is legal; and

(d) neither the proposed assignee/sublessee nor the proposed use will violate restrictions in any other existing third party lease of space in the Building.

22.3 Any profit, net of subleasing or assignment costs (which costs shall include, but not be limited to, lease commissions, tenant improvement expenses, rent concessions or other concessions granted to the sublessee or assignee), to Lessee from any assignment or sublease requiring Lessor’s consent shall be shared 50% to Lessee and 50% to Lessor.

22.4 If Lessee wishes to assign this Lease or sublet the leased premises or any part thereof other than as outlined above in Section 22.1, Lessee shall first give written notice (“Lessee’s Notice”) to Lessor of its intention to do so, which notice shall contain the name of the proposed assignee or subtenant (collectively “transferee”), the nature of the proposed transferee’s business to be carried on in the leased premises and the terms and provisions of the proposed assignment or sublease. Lessee shall also provide Lessor with a copy of the proposed assignment or sublease when it is available and such financial and other information with respect to the proposed transferee and transfer that Lessor may reasonably require.

22.5 Whether or not Lessor consents to a proposed transfer, Lessee shall reimburse Lessor on demand for any and all costs that may be incurred by Lessor in connection with any proposed transfer including, without limitation, the cost of investigating the acceptability of the proposed transferee and attorneys’ fees incurred in connection with each proposed transfer. In no event shall such costs exceed Two Hundred Fifty Dollars ($250.00), increased by five percent (5%) per year of the lease term (cumulative and compounded).

22.6 If Lessor consents to any proposed assignment or sublease, (a) Lessee may enter into same, but only upon the specific terms and conditions set forth in Lessee’s Notice, (b) any sublease or assignment shall be subject to, and in full compliance with, all of the terms and provisions of this lease, (c) the consent by Lessor to any assignment or sublease shall not relieve Lessee of any obligation under this lease, and (d) each assignee shall assume in a manner satisfactory to Landlord all obligations of Lessee under this lease and shall be jointly and severally liable with Lessee for the payment of rent, and the performance of all of the terms, covenants, conditions and agreements herein contained on Lessee’s part to be performed.

23. RULES, REGULATIONS AND MISCELLANEOUS

23.1 Lessee shall use the leased premises and the public areas in the Building in accordance with such reasonable rules and regulations as may from time to time be adopted by Lessor for the general safety, care and cleanliness of the leased premises or the Building, and the preservation of good order therein, and shall cause Lessee’s employees, agents, invitees and visitors to abide by such rules and regulations. In no event shall Lessee be obligated to comply with any rule or regulation not expressly stated in this lease to the extent such rule or regulation materially alters Lessee’s express rights and obligations outlined in this lease.

23.2 Lessee shall not place any boxes, cartons, or other rubbish in the corridors or other public areas of the Building.

23.3 Lessor does not guarantee the continued present status of light or air over any premises adjoining or in the vicinity of the Building. Any diminution or shutting off of light, air or view by any structure which may be erected on lands near or adjacent to the Building shall in no way affect this lease or impose any liability on Lessor.

23.4 Lessee shall conserve heat, air-conditioning, water and electricity and shall use due care in the use of the leased premises and of the public areas in the Building, and without qualifying the foregoing, shall not neglect or misuse water fixtures, electric lights and heating and air-conditioning apparatus.

23.5 Lessor will not admit to the branch bank portion of the leased premises the Lessee or any of the Lessee’s agents or employees or other persons claiming the right of admittance, if such persons have no key and are not listed on a list of authorized entrants issued by Lessee to Lessor (persons on such list must have photo identification to obtain entry).

23.6 Lessee shall peaceably and quietly enjoy the premises so long as it pays the rent payable by it hereunder and is not in default in performing all the provisions of this lease.

23.7 The titles to sections of this lease are for convenience only and shall have no effect upon the construction or interpretation of any part thereof. This lease shall be governed by the laws of the State of Washington.

23.8 All notices under this lease shall be in writing and delivered in person or sent by registered or certified mail to Lessor at the same place rent payments are made, and to Lessee at the leased premises, or such addresses as may hereafter or herein be designated by either party in writing. Notices mailed as aforesaid shall be deemed given on the date of receipt or refusal to accept such mailing.

23.9 The rent herein is exclusive of any sales, business and occupation, gross receipts or other tax based on rents or tax upon this lease or tax upon or measured by the number of employees of Lessee or the area of the leased premises or any similar tax or charge. If any such tax or charge be hereafter enacted, Lessee shall reimburse to Lessor the amount thereof together with each monthly rent payment. Lessee shall not be liable to reimburse Lessor for any federal income tax or other income tax of a general nature applicable to Lessor’s income. Notwithstanding the foregoing, however, Lessee’s reimbursement obligations shall be conditioned upon Lessor successfully collecting reimbursement of such taxes from tenants representing at least eighty percent (80%) of the square footage then leased by other tenants in the Building.

23.10 Lessee shall not place any plants, sculptures or other items so as to be located wholly or partially in the public corridor portions of the Building without Lessor’ s prior written approval.

23.11 All improvements, alterations or additions which may be made by either of the parties hereto upon the leased premises, except movable office furnishings, shall become part of the Building when made, and shall remain upon and be surrendered with the leased premises as a part thereof. The maintenance and care of such improvements shall be the responsibility of Lessee, except as otherwise provided in Section 9. Wall paneling, partitions paid for by Lessor, closets, built-in cabinets, sinks, doors, however attached, floor coverings and other built-in units of all kinds are a partial listing of improvements that become property of Lessor as aforesaid. Wall hung office furniture, refrigerator/sink units and other electrical appliances may be removed by Lessee provided the reasonably estimated amount to cap plumbing and repair screw holes or other damage is paid by Lessee to Lessor prior to such removal and such removal does not cause any material damage to the property.

23.12 The freight elevator shall be used by Lessee or others to move furniture, supplies or other items to or from the leased premises . The movement of furniture or other items requiring extended use of the freight elevator shall be scheduled and coordinated with Lessor’s Service Department. The freight elevator may be used on an as available basis for delivery of supplies without such scheduling or coordination, during normal business hours for the Building. Lessee shall not permit passenger elevators to be used to move furniture, supplies or other items to or from the leased premises. Lessee shall cause its suppliers and other providers to comply with the foregoing provisions.

23.13 The name of the Building may at any time be changed by Lessor, except that so long as Lessee (or an assignee authorized under Section 22.1) maintains its principal offices and headquarters within the TUS Building and occupies an area in the TUS Building equal to at least two full floors, Lessor will not change the name of the TUS Building to that of another competing financial institution without Lessee’s approval, which shall not be unreasonably withheld or delayed.

23.14 This lease contains the entire agreement of the parties and no representations, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Neither this lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by instrument in writing executed by Lessor and Lessee. This lease supersedes the letter of intent between the parties dated December 11, 1991.

23.15 UNICO Properties, Inc. (UNICO) is Lessor’s manager and rental agent in all matters concerning this lease and the leased premises, and the Lessee, until notified in writing to the contrary by either the Lessor or UNICO or the Assignee of Lessor’s interest under this lease, shall recognize such agency and pay all rental, furnish all statements, and give any notice which the Lessee may be under the duty of giving hereunder, or may elect to give hereunder, to UNICO at its office in the City of Seattle, King County, Washington, instead of to the Lessor. As long as such agency shall exist, the rights and options extended to Lessor shall be deemed extended to UNICO, and each and every other term and provision of this lease which is in any way beneficial to the Lessor, including especially every stipulation against liability, or limiting liability, shall inure to the benefit of UNICO and its agents and shall be applicable to UNICO and its agents in the same manner and as fully and with the same effect as to Lessor. Whenever Lessor’s consent is required, Lessee shall request such consent from UNICO. The consent of UNICO shall be deemed the consent of UNICO and Lessor.

23.16 Once the Commencement Date has occurred, Lessee agrees to look only to the equity of Lessor in the Building and the Land and not to Lessor personally with respect to any obligations or payments due or which may become due from Lessor hereunder, and no other property or assets of Lessor or any partner, joint venturer, officer, director, shareholder, agent, or employee of Lessor, disclosed or undisclosed, shall be subject for the satisfaction of Lessee’s claims under or with respect to this Lease, and no partner, officer, director, agent or employee of Lessor shall be personally liable in any manner or to any extent under or in connection with this Lease; provided, however, Lessee shall be entitled to offset against future rent obligations (i) any payments made by Lessee due to Lessor’s default hereunder and (ii) any judgment Lessee may have against Lessor. If at any time the holder of Lessor’s interests hereunder is a partnership or joint venture, a deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture. In the event of a sale or conveyance by Lessor of the Building, the same shall operate to release Lessor from any and all obligations and liabilities on the part of Lessor accruing from and after the effective date of the sale or conveyance.

23.17 Whenever the consent or approval of a party is required under this lease (including exhibits), it shall not be unreasonably withheld or delayed, unless expressly stated to the contrary in this lease (including exhibits).

23.18 A conference room will be provided in the TUS Building for use by Lessee and others so long as Lessor is required to provide such a conference room in the TUS Building under the lease between Lessor and Bogle & Gates. The location of such conference room may be changed from time to time. The use shall be scheduled on a first come first served basis pursuant to Lessor’s guidelines for the conference room. There will be no charge for the use of the conference room, but Lessor may charge a reasonable set up fee (currently $15.00) when required.

24. SUCCESSORS

All the covenants, agreements, terms and conditions contained in this lease shall apply to and be binding upon Lessor and Lessee and their respective heirs, executors, administrators, successors and assigns.

25. SHARED TENANT SERVICES

Lessee acknowledges that any provision of telecommunications and office automation services and equipment (“Shared Tenant Services”) by a third party provider, Shared Technologies Inc., its agents, affiliates and successors (the “Provider”) is entirely separate and distinct from this lease agreement and that Lessor has no duty of performance concerning the provision of Shared Tenant Services.

26. TENANT IMPROVEMENTS

26.1 Lessor shall provide Lessee with a tenant improvement, design and moving allowance (including stationery and mailed announcements) of $43.00 per USF of initial leased premises in addition to the Building’s standard shell and core items, which are more fully described in Exhibit B attached. If Lessee spends less than the allowance, it shall receive the balance as a rent credit to be applied to the first rents due hereunder after the amount of the credit is determined, provided, however, the credit shall not exceed five dollars ($5.00) per USF of initial leased premises.

26.2 Lessee shall have the right to select contractors and subcontractors of its choosing to bid on and construct the tenant improvements provided same shall be subject to landlord’s approval, not to be unreasonably withheld. Lessor shall not charge any fees for its involvement in the tenant improvement design or construction.

26.3 For those office floors where Lessee occupies more than half the floor, it shall have the right to incorporate its design into the elevator lobby. Lessor shall have the right to include at Lessor’s standard location in such elevator lobby, Lessor’s standard elevator signage identifying Lessee and the other tenants on the floor in question. For expansion space added under Section 27 below, Lessor shall design (as directed by Lessee and approved by Lessor) and construct expansion space tenant improvements for standard business office space use on a turnkey basis consistent with the initial leased premises (using existing tenant improvements which are consistent with initial leased premises when reasonably possible); provided however, costs for expansion space tenant improvements and design shall not exceed $38.00/USF (as adjusted by increases in the Building Cost Index (BCI) for Seattle as published in the Engineering-News Record from January 1993 to date work commences). If the BCI is discontinued, the Consumer Price Index described in Section 3.3 shall be substituted for the BCI.

If an interconnecting stairwell is required to an expansion floor, it shall be constructed by Lessor on a turnkey basis at Lessor’s sole expense, provided Lessee has added at least one-half (1/2) of the expansion floor to the leased premises.

26.4 If Lessee elects to exercise its first extension option, then Lessor shall, at its sole cost and expense, recarpet and repaint the Premises during the eleventh year.

27. EXPANSION OPTIONS

27.1 Lessee shall have four (4) options to add between 6,000 and 8,000 RSF to its leased premises each time. Such option space shall first be the portion (if any) of floors 18-20 not included in the initial leased premises, and then at Lessor’s election on floors contiguous to the initial leased premises (i.e., floors 17 or 21) or contiguous to floors containing exercised expansion space. Option space will be on the same floor until at least two-thirds of such floor has been added to the leased premises. If part of the leased premises is on floors which are only partially leased by Lessee and the total usable area on such partially leased floors exceeds the average usable area of each such floor, then Lessee’s rent for such space on partially leased floors (based on the rentable area of such space) will be determined using the full floor load factor on the usable area of space on partially leased floors equal to the average usable area of such floors and the partial floor load factor upon the usable area of the balance of such space. For example, if Lessee is leasing 15,000 USF on floor 18, 17,000 USF on floor 17 and 8,000 USF on floor 21 for a total of 40,000 USF on such floors, and the average useable area of floors 17, 18 and 21 is 18,000 USF, then Lessee’s rent for such space shall be determined by applying the full floor load factor on 36,000 USF (18,000 USF x 2) and the partial floor load factor on 4,000 USF (40,000 USF - 36,000 USF). The first, second, third and fourth option spaces shall be added to the Premises on dates specified by Lessor between (1) July 1, 1995 and June 30, 1996, (2) July 1, 1997 and June 30, 1998, (3) July 1, 1999 and June 30, 2000, and (4) July 1, 2001 and June 30, 2002, respectively. Lessor shall use its best efforts so that not less than eighteen months nor more than thirty months pass between expansion space availability dates.

27.2 Lessor shall notify Lessee at least twelve months prior to the date an option space is available as to the commencement date, location and size of the option space. Lessee shall have the right to delay the commencement date of an expansion option by six months and/or reduce the square footage to be leased by up to 25%, provided that the unleased space is in a leasable configuration (i.e., if Lessee elects to exercise its expansion option, Lessee must lease at least seventy-five percent (75%) of the space stated in Lessor’s notice within six (6) months after the commencement date specified in Lessor’s notice). Lessee shall notify Lessor no later than nine months prior to the proposed commencement date, as the same may have been extended by Lessee in accordance with the terms of the preceding sentence of its intent to lease said option space, including actual size and commencement date. Except to the extent expressly provided to the contrary in this lease, the option space shall be governed by all of the terms of this lease, including rent, lease expiration date, extension options, base year, etc.

27.3 If Lessee exercises its third and fourth such options but fails to extend the Lease, Lessee shall reimburse Lessor on the lease expiration date for the unamortized cost of non shell and core improvements below the ceiling of the premises leased pursuant to such third and fourth options. Such amortization to be in equal monthly installments over five years, including interest at 9% per annum.

27.4 During the last five years of the original ten year term, Lessee shall respond promptly to requests by Lessor as to Lessee’s growth projections and renewal expectations, so as to assist Lessor in Lessor’s herein expressed obligation to use its reasonable best efforts and work with Lessee to provide Lessee with similar expansion options on similar terms during the extended years of this lease. The location, size and timing of such options will depend in part on Lessee’s requirements and in part on availability of space which is not subject to other leases. It is therefore possible that such space will not be on contiguous floors or in the same elevator bank as the initial leased premises.

28. RIGHT OF FIRST OFFER/RIGHT OF FIRST REFUSAL

28.1 Commencing January 1, 1993 and continuing throughout the term of the Lease (including extension options), Lessee shall have the following described Right of First Offer/Right of First Refusal to lease any and all available space in the low rise elevator bank, subject only to i) contrary rights (including, but not limited to, expansion options, rights of first refusal, rights of first offer, extension options and renewal options) granted to other tenants prior to December 18, 1991, and ii) expansion options granted at the outset to other tenants who, after December 18, 1991, lease more than 15,000 RSF in Lessee’s elevator bank. If Lessee elects to add space pursuant to this Section 28 which was to be used by Lessor to satisfy all or part of one or more of Lessee’s options under Section 27, (a) Lessee shall be deemed to have waived the part of the option or options in question (or all of an option or options, as the case may be) which Lessor intended to satisfy with such space, provided that, when the space is offered Lessee under this Section 28, Lessor shall have advised Lessee in writing as to the option or options (or part thereof) Lessor intended to satisfy with such space, and (b) such space shall be added to the leased premises on the terms applicable to option space under Section 27.

28.2 When Lessor first learns that office space with Lessee’s elevator bank is or will be available, Lessor shall promptly notify Lessee in writing of the fact and anticipated date of such availability. If Lessee is interested in such space and requests a proposal from Lessor, Lessor will notify Lessee in writing of the terms on which Lessor would be willing to lease such space. If Lessee does not request a proposal for such space, Lessor will not lease such space to any third party without first notifying Lessee in writing of the terms on which Lessor would be willing to lease such space. In either of such cases, Lessee shall then have ten (10) days after receipt of such a notice in which to elect in writing to lease the space in question on the offered terms, with the exceptions that i) Lessee shall in no event be obligated to lease such space for a term that extends beyond the expiration date then applicable to the balance of Lessee’s leased premises and ii) Lessee’s two five-year extension options shall apply to the Right of First offer/Right of First Refusal space in question. If Lessee fails to so elect within such deadline (or within the five (5) day deadline of a subsequent notice with respect to such space), Lessor shall be free to lease the space to a third party on the terms specified in Lessor’s most recent notice to Lessee, provided such lease or a binding letter of intent for such a lease is executed within six months after the date of Lessor’s notice to Lessee. If Lessor wishes to offer more favorable rent, tenant improvements, parking or other material terms (from a tenant’s perspective) to a third party during such six month period, or if during such six month period Lessor wishes to reaffirm to Lessee the terms previously proposed to Lessee, Lessor shall be required to first re-offer the space to Lessee on such improved terms or reaffirmed terms, in which event Lessee will be required to respond in five (5) days. Likewise, if Lessor fails to come to terms with a third party within the six month period, Lessor will be required to re-offer the space to Lessee on whatever terms Lessor then chooses, and, in that event, Lessee shall have ten (10) days to respond.

28.3 Lessee shall have the Rights of First Offer/Rights of First Refusal shown in the following table. The initial retail space alternatives available to Lessee under Section 1.1(c) are set forth in column A. Opposite each such alternative, there is set forth the space or spaces which are subject to Lessees rights under this Section 28.3. The spaces currently leased by Federal Express and One Stop Copy are shown on Exhibit A.

A	B
Initial Retail Space Made Part of Leased Premises Pursuant to Section 1.1(c)	Retail Space Subject to Lessee’s Section 28.3 Rights
All or part of Upper Level of Plaza Building	Remainder (if any) of the Upper Level of Plaza Building and Upper Level of Branch Bank

All or part of Upper Level of Plaza Building and Upper Level of Branch Bank	Remainder (if any) of the Upper Level of Plaza Building

Upper Level of Plaza Building and IBM Space	Federal Express Space

Upper Level of Plaza Building and Security Pacific Branch Space	One Stop Copy Space

A	B
Initial Retail Space Made Part of Leased Premises Pursuant to Section 1.1(c)	Retail Space Subject to Lessee’s Section 28.3 Rights
Upper Level of Branch Bank	(a) IBM, Federal Express and One Stop Copy Spaces, or (b) Upper Level of Plaza Building. If any of the (a) spaces are added, the rights to the (b) space or any part of the (b) space shall terminate, and vice versa.

Upper Level of Branch Bank and IBM Space	Federal Express and One Stop Copy Spaces (if contiguous at time of availability)

Upper Level of Branch Bank and Security Pacific Branch Space	One Stop Copy and Federal Express Spaces (if contiguous at time of availability)

Upper Level of Branch Bank and IBM Space and Security Pacific Branch Space	None

IBM Space or Security Pacific Branch Space	Federal Express and One Stop Copy (if contiguous at time of availability) and Upper Level of Branch Bank

IBM Space and Security Pacific Branch Space	Upper Level of Branch Bank

After the initial retail space has been specified pursuant to Section 1.1(c), the parties will execute a memorandum specifically identifying the portion of the above table which shall apply thereafter, and deleting the other portions of the above table which do not apply thereafter.

The rights granted Lessee under this Section 28.3 shall apply only if the space in question is being added to the leased premises for uses that bring customers of Lessee to the space for the purpose of conducting business therein, or as expansion for space being used for such purpose. The procedure described in Section 28.2 shall be equally applicable to the space subject to Lessee’s rights under this Section 28.3. The rights granted under this Section 28.3 shall commence January 1, 1993 and continue through the term of the lease (including extension options), subject only to i) contrary rights (including, but not limited to, expansion options, rights of first refusal, rights of first offer, extension options and renewal options) granted to other tenants prior to December 18, 1991 and ii) expansion options granted at the outset to other tenants who, after December 18, 1991, lease any part of such space after such space has been first offered to Lessee.

The parties agree to work together in good faith, recognizing each others needs and concerns, if Lessee advises Lessor that it needs additional retail space above and beyond what is provided for under Section 28.3 to accommodate growth in the facets of Lessee’s business which are retail or plaza level oriented, and not for uses that are customarily found in office tower space. The parties recognize the possibility that additional space may not be available as a result of such needs and concerns.

29. EXTENSION TERM AND RENT

29.1 Lessee shall have the right to extend the initial Lease term for two (2) additional five-year terms, on the same terms and conditions as stated herein except for rent, which is stated below. The extension options shall be exercised by Lessee delivering to Lessor a written notice of exercise at least nine (9) months prior to the then applicable expiration date of the Lease term. Lessee shall not be required to extend the Lease for the entire leased premises, provided the unleased space is in a leasable configuration. Between thirteen (13) and eleven (11) months prior to the then expiration date of the lease term, Lessee may request Lessor to advise Lessee of the Market Rent Lessor proposes for the next option term. Lessor will provide Lessee with written notice of such rent within thirty (30) days after its receipt of Lessee’s written request.

29.2 For Years 11-15, the annual rent shall be the lesser of (a) 95% of “Market Rent”, or (b) $23.00/RSF or USF, as the case may be (in the latter case, the initial Base indices and cap shall be retained).

29.3 For Years 16-20, the rent shall be 95% of Market Rent.

29.4 “Market Rent” shall mean the effective flat rental rate per RSF (or USF) paid by tenants to landlords of comparable Class A office buildings located in the Seattle downtown area over the term in question, if such landlord were to put space comparable to the space in question (in its then-existing condition) on the market for lease to a new tenant, assuming a new tenant with comparable attributes to Lessee. Market Rent shall be coupled with a new Base Year for taxes and new Base Indices for operating expenses (subject to the cap described in Section 3.6). If the parties are unable to agree on the Market Rent by that date which is eight (8) months prior to the then-applicable expiration date, both parties shall submit their final estimate of the Market Rent to the other in writing by that date which is eight (8) months prior to the then-applicable expiration date, and the Market Rent shall be determined by arbitration as follows:

(a) The arbitration will be before one arbitrator mutually agreed upon by Lessor and Lessee. Absent such agreement, the arbitration will be by three arbitrators, all of whom must be (1) neutral parties and (2) either MAI appraisers or licensed real estate brokers who have been active over the five (5) years ending on the date of appointment in the brokering or appraisal of office space in the central business district of Seattle. Lessor and Lessee shall each appoint one of the arbitrators and such selection shall be accomplished on or before that date which is seven (7) months prior to the then-applicable expiration date. The third arbitrator will be selected by the two arbitrators so chosen by Lessor and Lessee. If the two arbitrators cannot agree upon the third arbitrator on or before that date which is six (6) months prior to the then-applicable expiration date, the third arbitrator will be selected by application by either party to the American Arbitration Association.

(b) On or before that date which is three (3) months prior to the then-applicable expiration date, the arbitrators shall decide on the Market Rent for the Premises for a five (5) year term (in the case of a determination of Market Rent for years 11 through 15, the existence of an additional five year extension option at ninety-five percent of Market Rent shall be taken into consideration). The decision of the majority of the arbitrators shall control. If a majority of the arbitrators do not agree within the stipulated time period, then each arbitrator shall render his or her separate determination of the Market Rent on or before that date which is two (2) months prior to the then-applicable expiration date. In such case, the three determinations shall be averaged to determine the Market Rent. However, if the lowest Market Rent and/or the highest Market Rent is more than ten percent (10%) lower or higher than the middle Market Rent, the low Market Rent and/or high Market Rent shall be disregarded. If only one Market Rent is disregarded the remaining two Market Rents will be averaged in order to establish the Market Rent.

(c) Both parties may submit any information to the arbitrators for their consideration with copies to the other party. Either party may require that the arbitration be conducted by hearing before the arbitrator(s). A copy of the arbitrators’ written decision will be given to both parties when the Market Rent has been determined. The determination of the Market Rent will be final and binding upon Lessor and Lessee. The fees and expenses of the arbitrator(s) will be paid by Lessee if the Market Rent is one hundred ten percent (110%) or more of the Market Rent specified in the notice given by Lessee to Lessor, and shall be paid by Lessor if the Market Rent is less than ninety percent (90%) of the Market Rent specified in the notice given by Lessor to Lessee, and otherwise shall be paid equally by Lessor and Lessee. Each party shall bear the fees and expenses of their respective attorneys, expert witnesses and other consultants.

30. PARKING

30.1 Throughout the term of the Lease as extended, Lessor will provide parking for thirty-three automobiles in the controlled access area of the One/Two Union Garage shown in Exhibit A attached along with up to sixty-six access cards to said area only (the number of access cards initially issued will be as mutually determined and reviewed periodically so that the number of issued cards is based on actual experience concerning usage and control of usage, and to assure that a) Lessee is achieving maximum usage and b) this right is not abused). Such access cards shall be used only to park not more than thirty-three automobiles at any time in said controlled access area, and shall not be used to park more than thirty-three cars in said controlled access area or to park elsewhere in the One/Two Union Garage. Throughout the Term of the Lease as extended, Lessor will also provide i) seventeen parking permits in the Hilton Garage; ii) six reserved short-term bank customer stalls, with unlimited validation in a manner acceptable to Lessor and Lessee, located on Level A nearest the garage entrance ramp and west garage elevators (of which four will be used initially and the remaining two added as usage indicates); and iii) 1,000 hours per month of free parking scrip (available in 1/2 hour increments and in addition to the customer stalls). Lessee shall comply with reasonable procedures and rules established by Lessor (or its garage operator) from time to time concerning the parking rights in the One/Two Union Garage and reasonably required controls with respect thereto.

30.2 The parking charge for (a) the right to park thirty-three automobiles, and (b) the right to up to six reserved short-term bank customer stalls as provided in Section 30.1, shall be at the rate of $110 per month (including sales tax) per automobile for the right to park thirty-three automobiles in the controlled access area plus $110 per month (including sales tax) per stall for the number of reserved short-term bank customer stalls being used by Lessee. Initially the monthly charge will be $4,070.00 ($110 times 33 plus $110 times 4) for 1993 and 1994. Thereafter the rate shall increase annually by the change in CPI, not to exceed 5% per year (cumulative and compounded), and in no event shall the rate exceed the generally prevailing monthly rate charged to tenants in the Building. Each January 1, commencing January 1, 1995, the adjustment will be based on the change in CPI for the twelve (12) month period ending the November 30 preceding the January 1 in question (e.g., the adjustment for January 1, 1995 will be based in the change in the November 1994 CPI over the November 1993 CPI.) Such charge shall be paid by Lessee to Lessor (or the garage operator at Lessor’s direction) in advance on the first day of each month during the term of the Lease as extended.

30.3 The parking charge per each Hilton permit shall not exceed $135.00 per month including tax during calendar year 1993, and shall increase annually thereafter by the change in CPI, not to exceed 5% per year (cumulative and compounded) and in no event to exceed the generally prevailing monthly rate charged to tenants in the Building. The adjustment for 1994 and thereafter shall be made in the same manner as provided in the last sentence of Section 30.2.

30.4 If Lessee leases additional space in excess of the greater of the area of the initial leased premises (RSF and USF, combined) or 60,000 RSF and USF (combined) pursuant to its expansion options, or right of first offer, its parking rights shall increase by one permit for each full 1,500 RSF and USF (combined) in excess of the greater of the area of the initial leased premises (RSF and USF, combined) or 60,000 RSF and USF (combined), all to be located in the Building Garage, except up to one-half may be located in the Hilton Garage at Lessor’s discretion. The monthly charges for such additional parking shall be the same as for the initial monthly parking at each location, respectively.

30.5 The provisions with respect to the 17 permits (subject to increase under Section 30.4) in the Hilton Garage are subject to obtaining the Hilton Garage owner’s written approval and agreement to provide such parking. In the event Lessor is unable to obtain such written agreement, or at Lessor’s election from time to time, then Lessor shall provide 17 permits (subject to increase under Section 30.4) in the Building Garage (or partly in the Building Garage and partly in the Hilton Garage, in such other garage or garages as are approved by Lessee in its sole discretion), at the charge stated above for permits in the Hilton Garage. Lessee may decrease or increase (up to 17) the permits used by Lessee pursuant to this Section 30.5, from time to time, upon not less than sixty (60) days’ prior written notice, provided that the change stated in any one notice shall not exceed three (3) permits.

31. STORAGE SPACE

Floors 18, 19 and 20 of the TUS Building each contain approximately 200 square feet of storage space in the core of the TUS Building for a total of approximately 600 square feet. The area of such space is not included in the USF of leased premises on such floors. Lessee is entitled to use such storage space without additional charge on each floor, in the ratio that the USF leased by Lessee on the floor bears to the total USF on the floor. Lessee shall have the right to lease up to 400 square feet at one location of dead storage space elsewhere in the TUS Building if available therein, otherwise in the OUS Building, at an annual rent of $12.00 per USF for Years 1-10. Thereafter, rent shall be market.

32. SATELLITE DISH

Lessee, at its sole cost and expense, shall be allowed to move its existing satellite dish from the Pacific Building and install the satellite dish on top of the TUS Building or the OUS Building, at Lessee’s choice. There will be no rent due in connection with the use of the rooftop during the term of the Lease or any extension thereof. Plans and specifications, location and mounting method shall be subject to Lessor’s approval. Lessee shall be solely responsible for obtaining all permits and other approvals necessary for the satellite dish, and shall provide evidence of such approvals to Lessor prior to commencement of installation of the satellite dish. Lessee shall indemnify and hold harmless Lessor from and against any damage, loss, liability or claim that Lessor may suffer or incur (including reasonable attorney fees and costs) as a result of Lessee’s installation or operation of the satellite dish, including without limitation, liability for claimed health hazards that may be associated with the satellite dish, claims of third parties and claims due to roof leaks. Notwithstanding the foregoing, however, Lessor hereby warrants that no other party has an exclusive right or other contractual right that would yield a claim to such party based simply on the existence of Lessee’s satellite dish (as opposed to, for example, a claim based on interference caused by Lessee’s satellite dish). As a result, Lessee’s foregoing indemnity will not operate with regard to such a contract claim.

33. ADDITIONAL EXPENSES

Lessor will reimburse Lessee in cash, or pay directly, at Lessee’s option, real estate consulting fees of $3.50/RSF ($3.50/USF for the retail spaces) leased for the initial leased premises. Moving expenses will be reimbursable by Lessor as part of Lessee’s $43.00/USF tenant improvement allowance. Lessor agrees that it shall make all payments promptly upon receipt of an invoice (i.e., within 30 days of receipt of approved invoice) therefor. Real estate consulting fees shall be payable one-half within 30 days after execution of the Lease and removal of all contingencies (if any) by all parties, and one-half within 30 days after occupancy of the initial leased premises by Lessee. If the exact size of the leased premises has not been determined by the date on which the first one-half real estate consulting fee payment is due, the payment will be $105,000.00 ((60,000.00 x $3.50) ÷ 2), with the balance that is actually due (after the exact leased premises have been determined) being paid within thirty days after occupancy by Lessee.

34. DEFAULT BY LESSOR

If Lessor fails to keep or perform any of its covenants or conditions under the Lease, and such failure is not cured within thirty days after written notice of the failure from Lessee to Lessor, then, in addition to all other rights and remedies available to Lessee, under the Lease, at law or in equity, Lessee may offset the amount that Lessee paid to cure Lessor’s default against any sums payable by Lessee to Lessor under the Lease. Notwithstanding the foregoing, if Lessor commences curative efforts within the thirty-day period, such period shall be extended so long as Lessor is diligently pursuing the cure to completion in good faith.

35. REGULATORY APPROVAL

The Lease will be subject to regulatory approval as to the location of Lessee’s main office and the branch bank. Lessee will use its reasonable best efforts to obtain said approval. If, on or before that day which is thirty (30) days from the date on which this lease becomes fully executed, Lessee has not obtained all regulatory approvals that Lessee deems necessary, Lessee shall be entitled to terminate this lease by so advising Lessor, provided that such notice shall be received by Lessor on or before the end of such thirty (30) day period, otherwise such contingency shall automatically lapse and thereafter be null and void. If necessary, the thirty (30) day period will be extended an additional thirty (30) days upon written notice from Lessee to Lessor, providing Lessee is proceeding as above provided and the notice is received by Lessor prior to the expiration of the initial thirty (30) day period.

36. EXCLUSIVITY

36.1 Lessor hereby agrees that, during the entire term of this lease, including extension terms, Lessor shall not lease any space in the retail or plaza areas of the TUS Building or the OUS Building for any standard banking uses (e.g., the taking of deposits, the cashing of checks, etc.). Moreover, Lessor hereby agrees that it will draft the use and/or assignment/subletting clauses in all future leases in such a way so as to prohibit any changes in use to such standard banking uses in said areas. Notwithstanding the foregoing, however, Lessee hereby agrees that the above terms of this Section 36 shall not apply to

(a) the space currently occupied by Security Pacific Bank in the retail area of the OUS Building and any adjacent contiguous space into which a bank tenant of such space may hereafter expand, but not more expansion space than the space currently occupied by One Stop Copy and Federal Express, with the understanding that the only permissible expansion space will be the space currently occupied by One Stop Copy and Federal Express (such spaces are delineated on Exhibit A).

(b) the space currently occupied by Puget Sound Bank in the retail area of the TUS Building and any adjacent contiguous space into which a bank tenant of such space may hereafter expand. In the event of such expansion, the tenant of such space will not be permitted to have signage which can be seen from the low rise elevator lobby of the TUS Building.

(c) any other retail space, provided that the number of tenants occupying retail space for standard bank purposes does not exceed three (including Lessee’s branch bank), the proposed tenant will lease more than one full office floor in the OUS Building, Lessee has been offered the right to lease such retail and office space on the same terms and conditions as the proposed tenant, and Lessee has refused or failed to agree to lease such retail and office space upon the offered terms within ten (10) days after receipt of such offer. In no event shall such other retail space have frontage on Sixth Avenue if Lessee is leasing and occupying the space described in Section 1.1 (b) for branch bank purposes.

(d) prohibit automatic teller machines.

37. BRANCH BANK

The Lease is subject to Lessee’s determination that the space described in Section l.l(b) can be feasibly used for Lessee’s branch bank. Such feasibility determination to include without limitation whether a branch bank is a permissible use under the Master Use Permit and laws applicable to said space, whether a building permit can be obtained for the branch bank space to permit occupancy of such space by a date acceptable to Lessee, whether there are any grade changes applicable to such space which cannot be satisfactorily addressed, and whether the space can be designed to be satisfactorily used as a branch bank and comply with laws applicable to such space. Such determination shall be made by Lessee in good faith and shall not be the basis for renegotiation of any of the provisions of this lease or be made to enable Lessee to accept a lease offer from another landlord. Lessee shall proceed diligently to make such determination. If on or before that day which is thirty (30) days from the date this lease becomes fully executed, Lessee has not made such determination, Lessee shall be entitled to terminate this lease by so advising Lessor, provided that such written notice shall be received by Lessor on or before the end of such thirty (30) day period, otherwise such contingency shall automatically lapse and thereafter be null and void. If necessary, the thirty (30) day period shall be extended an additional thirty (30) days upon written notice from Lessor to Lessee, provided Lessee is proceeding as above provided and the notice is received by Lessor prior to the expiration of the initial thirty (30) day period.

38. BACKUP POWER

Lessor acknowledges that Lessee’s entire operation (including all facilities located on other properties) is dependent on the telephone and computer systems located in the space being leased by Lessee pursuant to this Lease. Consequently, Lessor hereby agrees that if there is ever a power failure, Lessor will, to the extent it is permissible to do so under all applicable laws and ordinances, and if Lessor’s equipment will permit Lessor to do so, and to the extent Lessee so requests at the time, supply Lessee’s telephone and computer systems with whatever backup power Lessor has available to it. Lessee acknowledges that its rights hereunder will in all events be subordinate to the fire and life-safety needs of the Building. Moreover, Lessee acknowledges and agrees that all costs incurred in so supplying Lessee with backup power shall be paid by

Lessee. Lessee acknowledges that Lessor is not required to install equipment to supply backup power, in excess of the equipment presently installed in the Building.

IN WITNESS WHEREOF, this lease has been executed by Lessor and Lessee as of the day and year first above set forth.

LESSEE:		LESSOR:

CONTINENTAL, INC.		ONE UNION SQUARE VENTURE, A Washington Joint Venture

By	/s/ Richard S. Swanson	By UNICO PROPERTIES, INC. (Manager and authorized rental agent for One Union Square Venture)
By	/s/ Bruce W. Williams	By	/s/ David C. Cortelyou

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 6th day of March, 1992, before me personally appeared David C. Cortelyou, to me known to be the President of UNICO PROPERTIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and One Union Square Venture, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Sharon L. Overman
Notary Public in and for the State of
Washington, residing at	Seattle
My commission expires:	9-23-92

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 6th day of March, 1992, before me personally appeared Richard Swanson and Bruce W. Williams to me known to be the President and General Counsel of Continental, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Sharon L. Overman
Notary Public in and for the State of
Washington, residing at	Seattle
My commission expires:	9-23-95

SUPPLEMENTAL LEASE AGREEMENT

Lessor:      One Union Square Venture

Lessee:      Continental, Inc.

Agreement made this 25th day of August, 1992 between One Union Square Venture (Lessor) and Continental Inc. (Lessee).

Lessor and Lessee are parties to lease dated March 5, 1992 (the Lease) for leased premises in the Two Union Square Building in Seattle, Washington. The parties desire to supplement the Lease and agree as follows:

1. Clauses (a), (b) and (c) of Section 1.1 (Leased Premises) of the Lease describing the initial leased premises are amended in their entirety to read as follows:

(a)	All of the office space on floors 18, 19 and 20 in the TUS Building, for a total of 59,898 RSF on these three floors.

(b)	2,692 USF (no load factor to be applied) on level 2 of the retail area of the Building as outlined in black on attached Exhibit F for Lessee’s branch bank.

(C)	2,401 USF (no load factor to be applied) on level 3 of the retail area of the Building as outlined in black on attached Exhibit G.

2. Base monthly rent shall be calculated as provided in Section 1.4 (Rent) of the Lease, except the rent rate for base monthly rent for the twenty-nine months immediately following the first month of full occupancy shall be $7.00/RSF/year for 2,600 square feet of office space and $17.98/RSF/year (USF/year for retail space) for the remainder of the leased premises. By way of example, if the first month of full occupancy commences on January 1, 1993, the base monthly rent for the initial leased premises (59,898 RSF of office space and 5,093 USF of retail space) for the term January 1, 1993 through December 31, 2002 will be:

Period	Base Monthly Rent
January 1 through January 31, 1993	$25,508.97
February 1, 1993 through June 30, 1995	$94,999.16
July 1, 1995 through December 31, 2002	$97,378.18

3. Section 1.9 (Exhibits and Other Attachments which are part of the Lease) is amended to add thereto:

Exhibit F:	Print with Branch Bank space outlined in black, replacing the corresponding page in Exhibit A.

Exhibit G:	Print with upper level of Branch Bank Location outlined in black, replacing the corresponding page in Exhibit A.

4. The first option to add space under Section 27.1 shall be reduced to between 4,000 and 6,000 RSF. The first sentence of Section 27.1 is therefore modified to read “Lessee shall have one (1) option to add between 4,000 and 6,000 RSF to its leased premises and three (3) subsequent options to add between 6,000 and 8,000 RSF to its leased premises each time.”

5. The table in Section 28.3 is deleted from the Lease. The Retail Space subject to Lessee’s Section 28.3 rights shall be:

(a)	The IBM, Federal Express and One Stop Copy spaces, or

(b)	the upper level of Plaza Building, corner of Sixth Avenue and Union Street.

If any of the space described in clause (a) is added to the leased premises, then the rights to add any of the space described in clause (b) shall terminate. If any of the space described in clause (b) is added to the leased premises, then the rights to add any of the space described in clause (a) shall terminate.

IN WITNESS WHEREOF, this supplemental lease agreement has been executed by Lessor and Lessee as of the day and year first above set forth.

LESSEE:		LESSOR:

CONTINENTAL, INC.		ONE UNION SQUARE VENTURE, A Washington Joint Venture

By	/s/ Richard S. Swanson	By UNICO PROPERTIES, INC.
(Manager and authorized rental agent for One Union Square Venture)

By	/s/ Bruce W. Williams

		By	/s/ Stephen W. Camp
Stephen W. Camp, Vice President

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 29th day of December, 1992, before me personally appeared Stephen W. Camp, to me known to be the Vice President of UNICO PROPERTIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and One Union Square Venture, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Elaine [Illegible Signature]
Notary Public in and for the State of Washington, residing at Seattle .
My commission expires: 1-15-95 .

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 25 day of August, 1992, before me personally appeared Richard S. Swanson and Bruce W. Williams to me known to be the President and Vice President of continental, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Laura [Illegible Signature]
Notary Public in and for the State of Washington, residing at Seattle .
My commission expires: 2/17/93 .

SECOND AMENDMENT TO LEASE

Lessor:	UNION SQUARE LIMITED PARTNERSHIP

Lessee:	CONTINENTAL, INC.

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this Amendment: May 6, 1998

Lessor and Lessee are parties to Lease dated March 5, 1992, as amended August 25, 1992, (the Lease) and desire to further amend the Lease. The parties mutually agree:

1.	Section 1.1, Leased Premises is hereby amended from all of the office space on floors 18, 19 and 20 to all of the office space on floors 18, 19, 20 and Rooms 2101-2112 and 2134 - 2137.

2	Section 1.2, Floor Areas is hereby amended from 54,816 usable square feet; 59,897 rentable square feet to 61,708 usable square feet; 67,685 rentable square feet.

3.	Section 1.2, Floor Areas is hereby amended from 5.68208 percent of the rentable area of the Building to 6.42088 percent.

4.	Section 1.4 Rent is hereby amended as follows:

Commencing July 1, 1995 and thereafter on the first day of each calendar month until October 31, 1998, Lessee shall continue to pay Monthly Minimum Rent of $89,747.17.

Commencing November 1, 1998 and thereafter on the first day of each calendar month until December 31, 2002, Lessee shall pay Monthly Minimum Rent of $101,416.38.

5.	Lessor shall provide Lessee with tenant improvements on a turnkey basis up to $44.41 per usable square foot on the additional 6,892 usable square feet for improvements to the additional Leased Premises, including A & E fees. As provided in the Lease the CPI was used in place of the BCI to calculate the increase in the tenant improvement allowance.

6.	Exhibit “A” of the Lease, changed to reflect the revised floor plan, is attached hereto and made a part hereof.

7.	Lessee shall be granted five (5) additional parking permits (one for each 1,500 rentable square feet of expansion space), effective November 1, 1998.

8.	All other terms and conditions are to remain the same.

1

Lessee:			Lessor:

CONTINENTAL, INC.			UNION SQUARE LIMITED
PARTNERSHIP, a Washington Limited Partnership

By	/s/ HOWARD H. BELL
	HOWARD H. BELL		By UNICO PROPERTIES, INC.
Its	EXEC V.P.		(Manager and authorized rental agent for
Union Square Limited Partnership)
Date:	May 7, 1998

		By	/s/ John Schoettler
John Schoettler, Vice President

Date: May 6, 1998

2

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 7th day of May, 1998, before me personally appeared Howard B. Bell, to me known to be the Exec. Vice President of CONTINENTAL, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Elfie E. Holmes
(Print name)
Elfie E. Holmes
Notary Public in and for the State of Washington,
residing at
Benton
My commission expires: 9-30-00

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 6th day of May, 1998, before me personally appeared John Schoettler, to me known to be the Vice President of UNICO PROPERTIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED PARTNERSHIP, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Shielah C. Sabalza
Shielah C. Sabalza
Notary Public in and for the State of
Washington, residing at Seattle.
My commission expires: 4-02-2002.

3

THIRD AMENDMENT TO LEASE

Lessor:	Union Square Limited Partnership

Lessee:	Continental, Inc.

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this

Amendment:        June 17, 1998

Lessor and Lessee are parties to Lease dated March 5, 1992, as amended August 25, 1992 and May 6, 1998, (the Lease) and desire to further amend the Lease as follows:

1.	Section 1.1, The office space portion of the Leased Premises are hereby amended from all of the office space on Floors 18, 19, 20, Rooms 2101-12, 2134-2137 to all of the office space on floors l8, 19, 20, Rooms 2101-2112, 2134-2137, and 701-30,735-37, and Part of 731 and 734.

2.	Section 1.2, The office space portion of the Leased Premises is hereby amended from 54,816 usable square feet; 59,897 rentable square feet, to 63,660 usable square feet; 69,983 rentable square feet effective October 1, 1997,70,795 usable square feet; 78,332 rentable square feet effective August 1, 1998, and 77,687 usable square feet; 86,120 rentable square feet effective November 1, 1998.

3.	Section 1.2, Floor Areas is hereby amended to 6.42088 percent of the rentable area of the Building for the premises located on floors 18-21, and ..89540 percent for rooms 714-30 and Part 731, and .74119 percent for Rooms 701-13, 735-37 and Part of 734.

4.	Section 1.4, Rent is hereby amended as follows:

Commencing July 1, 1998 and thereafter on the first day of each calendar month until July 31, 1998, Lessee shall pay base monthly rent on the office portion of $107,398.17.

Commencing August 1, 1998 and thereafter on the first day of each calendar month until October 31, 1998, Lessee shall pay base monthly rent on the office portion of $123,400.42

Commencing November 1, 1998 and thereafter on the first day of each calendar month until September 30, 2000, Lessee shall pay base monthly rent on the office portion of $135,069.63.

Commencing October 1, 2000 and thereafter on the first day of each calendar month until January 31, 2002, Lessee shall pay base monthly rent on the office portion of $135,909.63.

Commencing February 1, 2002 and thereafter on the first day of each calendar month until December 31, 20.02, Lessee shall pay base monthly rent on the office portion of $139,388.38.

5.	Section 1.5, Base Indices is revised as follows; For rooms 714-30 and Part of 3l containing 10,086 RSF, Lessee shall have a base year of 1997. For rooms 701-13, 735-37 and Part 731, 724, Lessee shall have a base year of 1998.

6.	Section 4.4 Real Property Taxes shall have a base year as outlined in Section 5 above.

7.	Section 30 Parking is hereby amended as follows:

Lessor shall make available five (5) monthly parking permits associated with rooms 701-13, 735-37 and Part of 734, effective August 1, 1998, and six (6) monthly parking permits associated with Rooms 714-30 and Part of 731; effective October 1, 1997.

8.	Exhibit “A” of the Lease changed to reflect the revised floor plan is attached hereto and part hereof.

9.	Upon the full execution of this Third Amendment the lease between Lessor and Lessee dated July 30, 1997 for Rooms 714-30, Part of 731 shall be terminated and superceded by this Amendment and the Master Lease.

Lessee:		Lessor:

CONTINENTAL, INC.		UNION SQUARE LIMITED
/s/ Howard H. Bell		PARTNERSHIP, a Washington Limited Partnership

By	Howard H. Bell	By UNICO PROPERTIES, INC.
(Manager and authorized rental agent for
Its	Executive Vice President	Union Square Limited Partnership)

Date	June 23, 1998	By	/s/ John Schoettler
John Schoettler, Vice President

		Date	6.25.98

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 23rd day of June, 1998, before me personally appeared Howard H. Bell, to me known to be the Exec. Vice President of Continental, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Elfie E. Holmes
(Print name) Elfie E. Holmes
Notary Public in and for the State of Washington,
residing at Benton
My commission expires: 9-30-00

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 25TH day of JUNE, 1998, before me personally appeared John Schoettler, to me known to be the Vice President of UNICO PROPERTIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED PARTNERSHIP, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Shielah C. Sabalza
Shielah C. Sabalza
Notary Public in and for the State of
Washington, residing at Seattle.
My commission expires: 4-02-2002.

3

FOURTH AMENDMENT TO LEASE

Lessor:	UNION SQUARE LIMITED PARTNERSHIP

Lessee:	CONTINENTAL, INC.

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building (the “Building”) as more particularly described in the Lease.

Date of this Amendment: February 15, 2000

Lessor and Lessee are parties to Lease dated March 5, 1992, as amended August 25, 1992, May 6, 1998 and June 17, 1998, (the Lease) and desire to further amend the Lease to add to the Leased Premises that portion of the 21st floor not previously leased by Lessee (the “Expansion Space”). The parties mutually agree that effective on the date Lessor delivers the Expansion Space to Lessee with tenant improvements substantially complete for occupancy (the “Effective Delivery Date”), which date is anticipated to be September 1, 2000:

1.	Section 1.1 is hereby amended to include all of the office space on floors 18, 19, 20, and 21, together with all of rooms 701-30, 735-37, and part of rooms 731 and 734 on floor 7 as the office space portion of the Leased Premises.

2.	Section 1.2 is hereby amended to provide that the areas of the office space portion of the Leased Premises are increased from 77,687 usable square feet and 86,120 rentable square feet, to 89,067 usable square feet and 98,555 rentable square feet.

3.	Section 1.2 is hereby further amended to reflect that the percentage of the rentable area of the Building that is leased by Lessee for all of floors 18-21 and rooms 701-30, 735-37 and parts of rooms 731 and 734 is 9.2371 percent. (The percentage applicable to all of rooms 701-30, 735-37, and part of rooms 731 and 734 remains at 1.63659 percent.)

4.	Section 1.4 is hereby amended as follows:

Commencing upon the Effective Delivery Date and through September 30, 2000, Lessee shall pay base monthly rent of $153,701.41 (prorated if the Effective Delivery Date is not on the first day of the month).

Provided the Effective Delivery Date has occurred by October 1, 2000, then commencing October 1, 2000 (or prorated if the Effective Delivery Date is not on October 1, 2000) and thereafter on the first day of each calendar month until January 31, 2002, Lessee shall pay base monthly rent of $154,541.41.

Commencing February 1, 2002 and thereafter on the first day of each calendar month until December 31, 2002, Lessee shall pay base monthly rent of $158,020.15.

5.	Lessor shall provide Lessee with tenant improvements for the additional 11,380 usable square feet on floor 21 in keeping with the terms outlined in Section 26 of the Lease.

6.	Lessor shall, on a turnkey basis and in keeping with Section 26 of the Lease, construct an interconnecting stairwell between floor 20 and floor 21 at Lessor’s sole expense.

7.

Lessor and Lessee acknowledge that the addition to the Leased Premises of the remaining 12,435 rentable square feet on the 21st floor fully satisfies Lessee’s third and fourth expansion options under Section 27.1 through Section 27.3 of the Lease.

8.	Section 30 Parking is revised as follows:

Lessor shall make available eight (8) additional parking permits associated with the remainder of the 21st floor, effective September 1, 2000.

9.	Exhibit “A” of the Lease, changed to reflect the revised floor plan, is attached hereto and made a part hereof.

10.

Continental will have plans for improvements on the 21st floor prepared by NBBJ for review by Landlord. Construction Drawings are to be completed not later than May 31, 2000. The Effective Delivery Date shall be deemed to be one day earlier than the actual delivery date for every day after May 31, 2000 until they are completed.

All other terms and conditions are to remain the same.

Lessee:		Lessor:

CONTINENTAL, INC, a Washington corporation		UNION SQUARE LIMITED PARTNERSHIP, a Washington Limited Partnership

By UNICO PROPERTIES, INC. (Manager and authorized rental agent for Union Square Limited Partnership)

By	/s/ Brian P. Dempsey	By	/s/ Donald M. Wise
Donald M. Wise

Its	Vice Chairman	Its	Senior Vice President

Date:	2/15/00	Date:	2-15-00

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 15th day of FEBRUARY, 2000, before me personally appeared Donald M. Wise, to me known to be the Senior Vice President of UNICO PROPERTIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED PARTNERSHIP, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Shielah C.Sabalza

Shielah C.Sabalza

Notary Public in and for the State of

Washington, residing at Seattle.

My commission expires April 2, 2002.

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 15th day of FEBRUARY, 2000, before me personally appeared BRIAN DEMPSEY, to me known to be the VICE CHAIRMAN of CONTINENTAL, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ SHIELAH C. SABALZA

(Print name) SHIELAH C. SABALZA

Notary Public in and for the State of Washington,

residing at SEATTLE                                                     .

My commission expires: APRIL 2, 2002                      .

FIFTH AMENDMENT TO LEASE

Lessor:	UNION SQUARE LIMITED PARTNERSHIP

Lessee:	HOMESTREET, INC.
(formerly known as Continental, Inc.)

Leased Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building (the “Building”) as more particularly described in the Lease.

Date of this Amendment:	July 30, 2001

Lessor and Lessee are parties to a Lease dated March 5, 1992, as amended August 25, 1992, May 6, 1998, June 17, 1998 and February 15, 2000, (the Lease) and desire to further amend the Lease to clarify the calculation and sharing of certain profits related to Lessee’s subleasing of a portion of the Leased Premises to Quadra Financial Group, L.P. Lessor and Lessee also desire to amend the Lease to address the terms and conditions under which Lessee will install and operate the automated teller machine in the portion of the leased premises where the retail branch bank is located, facing onto Sixth Avenue (the “Sixth Avenue ATM”).

1.	Lessee, as Sublandlord, entered into a Sublease Agreement dated May 18, 2000 (“Quadra Sublease”) with Quadra Financial Group, L.P. as Subtenant (“Quadra”) for 18,435 rentable square feet on the 7th floor of the Leased Premises. Lessor consented to the Quadra Sublease on May 30, 2000. For the purpose of calculating the 50% share of net profit from the Quadra Sublease owing to Lessor pursuant to Section 22.3, the following shall govern:

(a)	Lessee has provided Lessor with a calculation through July 2001 of net profit derived from the Quadra Sublease, a copy of which calculation is attached hereto as SCHEDULE 1.

(b)	The parties agree that Lessor is entitled to share equally in the net profits from the Quadra Sublease, to the extent Lessee realizes a net profit at the end of the Term of such Sublease. The mechanism for sharing such profits shall be as follows:

(1)	Commencing in August 2001 and continuing on a monthly basis thereafter so long as Lessee receives net profit on the Quadra Sublease, Lessee shall calculate and remit to Lessor its 50% share of such net profit on a cash flow basis. The payment to Lessor shall be made within five (5) business days following receipt of payment from Quadra. The August payment shall include Lessor’s share of net profits through July 2001, as shown on Schedule 1.

(2)	In the event Lessee does not realize a net profit at the end of the Term of the Quadra Sublease, or in the event such net profit is less than that shared with

HomeStreet/Union Square Fifth Amendment	Page 1

Lessor through payments previously made to Lessor on a cash flow basis, then Lessor agrees that it shall reimburse Lessee for any excess payments made to Lessor, up to the amount of net profits previously paid to Lessor hereunder. Such reimbursement shall be made within thirty (30) days following written notice by Lessee to Lessor.

2.	Lessor hereby consents to Lessee’s installation, maintenance and operation of the Sixth Avenue ATM; provided, however, that the design and installation of the signage surround for the Sixth Avenue ATM shall be subject to Lessor’s prior approval, which approval shall not be unreasonably withheld. No additional rent shall be charged for Sixth Avenue ATM. Lessee agrees that it shall, at its sole cost and expense, comply with and perform the following:

(a)	Lessee shall comply with applicable regulatory requirements regarding the operation and maintenance of the Sixth Avenue ATM.

(b)	Upon expiration or earlier termination of the Lease term with respect to Lessee’s bank branch, Lessee shall remove the Sixth Avenue ATM and return the affected portion of the leased premises, including the building facade on Sixth Avenue, to its original condition, reasonable wear and tear excepted. This provision shall also apply in the event Lessee removes the Sixth Avenue ATM prior to termination or expiration of the Lease term.

3.	All other terms and conditions are to remain the same.

Lessee:	Lessor:

HOMESTREET, INC	UNION SQUARE LIMITED PARTNERSHIP,
a Washington corporation	a Washington Limited Liability Company

By UNICO PROPERTIES, INC. (Manager and authorized rental agent for Union Square Limited Partnership)

By /s/ Kyle Samuels

Its Senior V.P.

Date: August 2, 2001

By /s/ Donald M. Wise

Its Sr. V.P.

Date: 8-8-01

HomeStreet/Union Square Fifth Amendment	Page 2

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	}
ss.
COUNTY OF KING

On this 8th day of August, 2001, before me personally appeared Donald M. Wise, to me known to be the Senior Vise President of UNICO PROPERTIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED PARTNERSHIP, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ SUZANNE SWANSON

Printed Name  SUZANNE SWANSON

NOTARY PUBLIC in and for the State of Washington,

residing at  SEATTLE

My Commission Expires  3-21-04

HomeStreet/Union Square Fifth Amendment	Page 3

LESSEE’S ACKNOWLEDGMENT

STATE OF WASHINGTON	}
ss.
COUNTY OF KING

On this 2nd day of August, 2001, before me personally appeared Kyle Samuels , to me known to be the Senior Vice President of HOMESTREET, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he (she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Amber English

Printed Name  Amber English

NOTARY PUBLIC in and for the State of Washington,

residing at  Shoreline, WA.

My Commission Expires 8-16-04

HomeStreet/Union Square Fifth Amendment	Page 4

SIXTH AMENDMENT TO LEASE

Lessor:	UNION SQUARE LIMITED PARTNERSHIP

Lessee:	HOMESTREET, INC. (formerly known as Continental, Inc.)

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this Amendment: 5th day of March, 2002

Lessor and Lessee are parties to Lease dated March 5, 1992, as amended August 25, 1992, may 6, 1998, June 17, 1998, February 15, 2000, and July 30, 2001 (the Lease) and desire to further amend the Lease as a result of Lessee exercising its Option to Extend the term of the Lease pursuant to Section 28. The parties mutually agree:

1.	Section 1.2, Floor Areas is hereby amended from 89,067 usable square feet; 98,555 rentable square feet; to 94,160 usable square feet; 106,014 rentable square feet (office and retail) in accordance with the BOMA Standard (American National Standard ANSIZ 65.1-1996).

2.	Section 1.2, Floor Areas is hereby amended from 9.2371 percent of the rentable area of the Building to 9.411520 percent.

3.	The term is hereby extended to December 31, 2007 in accordance with Lessee’s exercise of its first five-year option to extend the Lease in accordance with Section 29.

4.	Section 1.4 Rent is hereby amended as follows:

Commencing January 1, 2003 and thereafter on the first day of each calendar month until December 31, 2007, Lessee shall pay base monthly rent of $198,422.87. Such amount is derived from the agreed amount of $23/rsf discounted to $22.46/rsf to compensate for the adjustment in the rentable area per paragraph 1 herein.

5.

Section 1.5 Base Indices as outlined in Section 29.2 remains the same (1992) for floors 18-21, however the Base Indices for the 7th floor shall be 1997 and 1998 in keeping with the Third Amendment to Lease.

6.	In keeping with Section 26.4, Lessor shall, at its sole cost and expense, re-carpet and paint the premises during the 11th year.

7.	Section 1.8 Lessor’s Address for Notices and Payment of Rent is revised to read; Union Square Limited Partnership, c/o Lowe Enterprises Northwest, Inc., 600 University Street, Suite 2820 Seattle, Washington 98101.

8.	Section 1.10 is hereby deleted and replaced in its entirety with the following language:

Lessor is a Washington limited partner known as Union Square Limited Partnership. Lessor is the sole owner of the Building and the Land. Lowe Enterprises Northwest, Inc. is the manager and authorized rental agent of One and Two Union Square, and it has the authority to execute documents on behalf of Lessor and bind Lessor as provided in this lease.

9.	All other terms and conditions are to remain the same.

Lessee:	Lessor:

HOMESTREET, INC (FORMERLY KNOWN AS CONTINENTAL, INC.)	UNION SQUARE LIMITED PARTNERSHIP,
a Washington corporation	a Washington Limited Partnership

By Lowe Enterprises Northwest, Inc. (Manager and authorized rental agent for Union Square Limited Partnership)

By /s/ Kyle Samuels	By /s/ Craig A. Wrench
Kyle Samuels	Craig A. Wrench

Its Senior V.P.	Its President

Date: 3/5/02	Date: 3/5/02

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 6th day of March, 2002, before me personally appeared Craig A. Wrench, to me known to be the President of Lowe Enterprises Northwest, Inc. the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED PARTNERSHIP, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Loren Blumenstine

Loren Blumenstine

Notary Public in and for the State of Washington

Washington, residing at Seattle, WA

My commission expires July 18, 2005

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 5th day of  March, 2002, before me personally appeared  Kyle Samuels, to me known to be the Senior VP of  HomeStreet, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Amber English

(Print name)  Amber English

Notary Public in and for the State of Washington,

residing at  Shoreline, WA.                                          .

My commission expires:  8-16-04                               .

SEVENTH AMENDMENT TO

LEASE

Lessor:	UNION SQUARE LIMITED LIABILITY COMPANY Successor in interest by merger to Union Square Limited Partnership

Lessee:	HOMESTREET, INC.

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this Amendment: 19th day of May, 2004

Lessor and Lessee are parties to that certain Office Lease dated March 5, 1992, as amended August 25, 1992, May 6, 1998, June 17, 1998, February 15, 2000, July 30, 2001, and March 5, 2002 (as so amended, the “Lease”) and desire to further amend the Lease as a result of Lessor and Lessee agreeing to extend the term of the Lease. The parties mutually agree:

1.	Section 1.3 Term is hereby amended from fifteen years commencing January 1, 1993 and ending December 31, 2007, to twenty-five (25) years commencing January 1, 1993 and ending December 31,2017.

2.	Section 1.4 Rent is hereby amended as follows and shall be recalculated in the event the Leased Premises are reduced in keeping with Section 39, or expanded in keeping with Section 28:

Commencing on January 1, 2008 and thereafter on the first day of each calendar month until December 31, 2010, Lessee shall pay base monthly rent of $229,697.00. Such amount is derived from the agreed amount of $26 per rentable square feet (“RSF”) multiplied by the number of rentable square feet (106,014) divided by 12 months.

Commencing on January 1, 2011 and thereafter on the first day of each calendar month until December 31, 2012, Lessee shall pay base monthly rent of $238,531.00. Such amount is derived from the agreed amount of $27 per RSF multiplied by the number of rentable square feet (106,014) divided by 12 months.

Commencing on January 1, 2013 and thereafter on the first day of each calendar month until December 31, 2014, Lessee shall pay base monthly rent of $247,366.00. Such amount is derived from the agreed amount of $28 per RSF multiplied by the number of rentable square feet (106,014) divided by 12 months.

Commencing on January 1, 2015 and thereafter on the first day of each calendar month until December 31, 2017, Lessee shall pay base monthly rent of $256,200.00. Such amount is derived from the agreed amount of $29 per RSF multiplied by the number of rentable square feet (106,014) divided by 12 months.

3.	Section 1.5 Base Indices is revised by adding the following language: “Effective January 1, 2008 the base year for Sections 3 &4 shall be revised to read 2007, with the first adjustment as of January 1, 2009. To the extent Lessee elects to extend the term of the lease for additional terms as provided herein, commencing in 2018 and 2023, new base years of 2017 and 2022, respectively, shall be established for such additional terms.”

4.	The following language is substituted in Section 26 Tenant Improvements, in lieu of the existing section 26.1:

“On January 1, 2008, Lessor shall pay Lessee an amount equal to $15 per RSF (the “refurbishment allowance”) on the lesser of 106,014 RSF (“Current Leased Premises”), or, to the extent Lessee has elected to reduce its Leased Premises as provided for herein, on the RSF then leased by Lessee. Lessee shall utilize the refurbishment allowance for any costs (tenant improvements, telephone and computer cabling, architectural and engineering fees, moving costs, etc.) associated with refurbishing the Leased Premises.

In addition to such refurbishment allowance, Lessor shall provide Lessee with a tenant improvement allowance of $35 per RSF on all space acquired by Lessee (the “expansion space”) in the TUS Building at any time during the term of this Lease and any extension terms (not including the Current Leased Premises), including without limitation on all such expansion space acquired pursuant to the Right of First Offer/Right of First Refusal as set forth in Section 28 of the Lease, as amended herein. Lessor shall pay Lessee such tenant improvement allowance on the effective date of Lessee’s lease of the expansion space (the “effective date”), and such tenant improvement allowance shall be utilized by Lessee for any costs (tenant improvements, telephone and computer cabling, architectural and engineering, fees, moving costs, etc.) associated with the improvement of the expansion space. Notwithstanding the foregoing, for all such expansion space acquired after January 1, 2011, Lessee shall receive a pro rated tenant improvement allowance based upon $35 per RSF divided by 120 months and multiplied by the number of months then (as of the effective date) remaining on the Term (not to exceed $35 per RSF).”

With respect to Section 26.4 of the Lease, Lessor and Lessee acknowledge that they have by mutual agreement deferred the recarpeting and repainting of the Current Leased Premises pursuant to section 26.4 beyond the 11th year of the Lease term, but the parties acknowledge that Lessor remains obligated to pay the cost and expense of such repainting and recarpeting of the Current Leased Premises, which is in addition to the refurbishment allowance referenced above, at such time as the parties mutually agree, which may be completed in different stages for each floor of the Current Leased Premises.

5.

Section 28 Right of First Offer/Right of First Refusal shall remain as written with the exception that for all expansion space acquired by Lessee, Lessee shall pay the per RSF rate then in effect on the Leased Premises pursuant to section 1.4 as amended herein at the time such expansion space is acquired. Any tenant improvement allowance shall be in keeping with Section 26, as amended herein. In the event Lessee requires additional space and Lessor is unable to provide such additional space in the low-rise elevator bank of the TUS Building (floors 4-22), Lessor shall make reasonable efforts to accommodate such requirement elsewhere within the TUS Building, and to the extent Lessee elects to lease such additional space outside the low-rise elevator bank, Lessee shall do so at Market Rent, as described in section 29.4.

6.	Section 29.2 & 29.3 Extension Term and Rent shall be revised to read as follows;

“For the two additional five year terms commencing January 1, 2018 and January 1, 2023, the base monthly rent shall be 95% of Market Rent as described in Section 29.4”.

7.	A new Section 39 Option to Reduce the Premises is added as follows:

“To the extent Lessee is not in default under any of the terms and conditions of the Lease (beyond any applicable cure periods), Lessee shall have the right to reduce the Leased Premises in keeping with the following table provided Lessee provides at least twelve months prior written notice to Lessor.

Premises	Square Feet	Notice Date	Effective Date
Level 3 Retail	2,470 RSF	12 months prior notice	April 1, 2005 or thereafter

Remaining Premises	25,000 RSF	12 months prior notice	January 1, 2008 or January 1, 2010 or January 1, 2015

To the extent Lessee elects to reduce the Leased Premises as provided for herein, the cumulative total reduction, not including the 2,470 RSF on Level 3 Retail, shall not exceed 25,000 RSF. The minimum reduction on any single effective date in 2008, 2010, or 2015 shall be 10,000 RSF, unless an entire floor is reduced at one time, in which case any subsequent reduction may be less than 10,000 RSF. The RSF that is eliminated from the Lease hereunder (the “reduced space”) shall be located either on non-contiguous floors or on the lowest or highest contiguous floors then occupied by Lessee. Notwithstanding anything to the contrary contained herein, Lessee shall have the right to terminate the Lease as it pertains to the Level 3 Retail at any time on or after April 1, 2005, without being required to terminate the Lease as it pertains to other space in the Building. Lessee shall as of the effective date of any reduction hereunder, pay to Lessor a sum equal to the unamortized transaction costs attributable to and prorated based upon the RSF of the reduced space, if any, including interest at 9% compounded. For purposes of this provision, “unamortized transaction costs” shall mean any tenant improvement allowance and any refurbishment allowance paid under Section 26.1 as amended herein and any broker commission paid to Washington Partners that is specifically attributable to the reduced space. Lessor and Lessee hereby acknowledge that there is no broker commission being paid to Washington Partners with respect to the Level 3 Retail or the 7th floor Premises unless and until Lessee makes a commitment to lease such space beyond January 1, 2008, In addition to such unamortized transaction costs, Lessee shall pay to Lessor an additional termination fee in an amount equal to six months rent on the reduced space as of the effective date of the reduction, or such lesser amount of rent due for the remaining term or extension term then in effect; provided, however, that Lessee shall not be required to pay this additional termination fee for any of the 7th floor Premises.

In the event Lessee requires additional space following any reduction of the Leased Premises, and Lessor has not previously entered into a lease with a third party on the reduced space, Lessee shall be entitled to reoccupy such reduced space, and in such event, Lessor shall not be obligated to fund any tenant improvement allowance, but shall refund the $15 per RSF refurbishment allowance as provided above.

8.	Lessor agrees that the 33 parking stalls provided in the controlled access area of the One/Two Union Square Garage pursuant to Section 30.1 of the Lease shall be marked with the “HomeStreet Bank” name for the exclusive use of Lessee.

9.	All other terms and conditions are to remain the same.

Lessee:	Lessor:

HOMESTREET, INC	UNION SQUARE LIMITED LIABILITY COMPANY,
a Washington corporation	a Washington Limited Liability Company

By Washington Real Estate Holdings, LLC its manager.

By /s/ Mark Barbieri
Mark Barbieri
By /s/ Joan Enticknap	Its Senior Vice President
Its President /COO	Date: 5/26/04
Date: May 19, 2004

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 24th day of May, 2004, before me personally appeared Mark Barbieri, to me known to be the Senior Vice .President of Washington Real Estate Holdings, LLC the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED LIABILITY COMPANY, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Zina D. Wilson

Notary Public in and for the State of

Washington, residing at Covington, WA

My commission expires 04/01/06.

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 19th day of May, 2004, before me personally appeared Joan Enticknap to me known to be the President COO of HomeStreet, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Stephanie M. Madden

(Print name) Stephanie M. Madden

Notary Public in and for the State of Washington,

residing at Mill Creek                                               .

My commission expires: March 20, 2005            .

EIGHTH AMENDMENT TO

LEASE

Lessor:	UNION SQUARE LIMITED LIABILITY COMPANY

Lessee:	HOMESTREET, INC.

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this Amendment: 31st day of August, 2004

Lessor and Lessee are parties to that certain Office Lease dated March 5, 1992 as amended August 25, 1992, May 6, 1998, June 17, 1998, February 15, 2000, July 30, 2001, March 5, 2002, and May 19, 2004 (as so amended, the “Lease”) and desire to further amend the Lease. The parties mutually agree:

1.	Section 1.1, Leased Premises is hereby amended to delete that portion of the Leased Premises located at the Third Level Plaza of Two Union Square effective upon the date Lessee vacates the Third Level Plaza (target date is September 17, 2004 (the “Effective Date”).

2.	Section 1.2, Floor Areas is hereby amended from 93,376 usable square feet; 106,014 rentable square feet to 90,975 usable square feet; 103,544 rentable square feet as of the Effective Date.

3.	Section 1.2, Floor Areas is hereby amended from 9.411520 percent of the rentable area of the Building to 9.19224 percent as of the Effective Date.

4.	Section 1.4 Rent is hereby amended as follows:

Commencing on the Effective Date (target date of September 17, 2004) and thereafter on the first day of each calendar month until December 31, 2007, Lessee shall pay base monthly rent of $193,799.85.

Commencing on January 1, 2008 and thereafter on the first day of each calendar month until December 31, 2010, Lessee shall pay base monthly rent of $224,345.33. Such amount is derived from the agreed amount of $26 per rentable square foot, multiplied by the number of rentable square feet (103,544) divided by 12 months.

Commencing on January 1, 2011 and thereafter on the first day of each calendar month until December 31, 2012, Lessee shall pay base monthly rent of $232,974.00. Such amount is derived from the agreed amount of $27 per rentable square foot, multiplied by the number of rentable square feet (103,544) divided by 12 months.

Commencing on January 1, 2013 and thereafter on the first day of each calendar month until December 31, 2014, Lessee shall pay base monthly rent of $241,602.67. Such amount is derived from the agreed amount of $28 per rentable square foot, multiplied by the number of rentable square feet (103,544) divided by 12 months.

Commencing on January 1, 2015 and thereafter on the first day of each calendar month until December 31, 2017, Lessee shall pay base monthly rent of $250,231.33. Such amount is derived from the agreed amount of $29 per rentable square foot, multiplied by the number of rentable square feet (103,544) divided by 12 months.

5.	For purposes of this reduction in the Leased Premises, Lessor and Lessee acknowledge that in keeping with Paragraph 7, Section 39 of the Seventh Amendment to Lease Option to Reduce the Premises, Lessee has effectively exercised its right with regards to Level 3 Retail prior to the date specified in the Seventh Amendment, and Lessor accepts such early termination of said Premises.

6.	All other terms and conditions are to remain the same.

Lessee:	Lessor:

HOMESTREET, INC	UNION SQUARE LIMITED LIABILITY COMPANY,
a Washington corporation	a Washington Limited Liability Company

By Washington Real Estate Holdings, LLC its manager.

By /s/ Mark Barbieri
Mark Barbieri
By /s/ Joan Enticknap	Its Senior Vice President
Its President & COO	Date: 9/7/04
Date: September 3, 2005

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 7th day of September, 2004, before me personally appeared Mark Barbieri, to me known to be the Senior Vice President of Washington Real Estate Holdings, LLC the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED LIABILITY COMPANY, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Zina D. Wilson

Notary Public in and for the State of

Washington, residing at Covington, WA

My commission expires 04/01/06

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 3rd day of September, 2004, before me personally appeared Joan Enticknap, to me known to be the President and COO of HomeStreet Bank, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Stephanie M Madden

(Print name) Stephanie M Madden

Notary Public in and for the State of Washington,

residing at Mill Creek                                                 .

My commission expires:  March 20, 2005                .

NINTH AMENDMENT TO

LEASE

Lessor:	UNION SQUARE LIMITED LIABILITY COMPANY

Lessee:	HOMESTREET, INC.

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this Amendment: 19th day of April, 2006

Lessor and Lessee are parties to that certain Office Lease dated March 5, 1992 as amended August 25, 1992, May 6, 1998, June 17, 1998, February 15, 2000, July 30, 2001, March 5, 2002, May 19, 2004, and August 31, 2004 (as so amended, the “Lease”) and desire to further amend the Lease. The parties mutually agree:

1.	Section 1.1, Leased Premises is hereby amended to add room 1723 to the Leased Premises as of the Effective Date.

2.	Section 1.2, Floor Areas is hereby amended from 90,975 usable square feet; 103,544 rentable square feet to 91,837 usable square feet; 104,573 rentable square feet as of the Effective Date.

3.	Section 1.2, Floor Areas is hereby amended from 9.19224 percent of the rentable area of the Building to 9.28359 percent as of the Effective Date.

4.	Section 1.4 Rent is hereby amended as follows:

Commencing on the Effective Date (February 1, 2007) and thereafter on the first day of each calendar month until December 31, 2007, Lessee shall pay base monthly rent of $195,725.80.

Commencing on January 1, 2008 and thereafter on the first day of each calendar month until December 31, 2010, Lessee shall pay base monthly rent of $226,574.83. Such amount is derived from the agreed amount of $26 per rentable square foot, multiplied by the number of rentable square feet (104,573) divided by 12 months.

Commencing on January 1, 2011 and thereafter on the first day of each calendar month until December 31, 2012, Lessee shall pay base monthly rent of $235,289.25. Such amount is derived from the agreed amount of $27 per rentable square foot, multiplied by the number of rentable square feet (104,573) divided by 12 months.

Commencing on January 1, 2013 and thereafter on the first day of each calendar month until December 31, 2014, Lessee shall pay base monthly rent of $244,003.67 Such amount is derived from the agreed amount of $28 per rentable square foot, multiplied by the number of rentable square feet (104,573) divided by 12 months.

Commencing on January 1, 2015 and thereafter on the first day of each calendar month until December 31, 2017, Lessee shall pay base monthly rent of $252,718.08. Such amount is derived from the agreed amount of $29 per rentable square foot, multiplied by the number of rentable square feet (104,573) divided by 12 months.

5.	In keeping with Section 26 of the Seventh Amendment to Lease, Lessor shall provide Lessee with a tenant improvement allowance of thirty-five ($35.00) dollars per rentable square foot multiplied by 1,029 rentable square feet for improvements to room 1723.

6.	All other terms and conditions are to remain the same.

Lessee:	Lessor:

HOMESTREET, INC	UNION SQUARE LIMITED LIABILITY COMPANY,
a Washington corporation	a Washington Limited Liability Company

By Washington Real Estate Holdings, LLC its manager.

By /s/ Mark Barbieri
Mark Barbieri
By /s/ Joan Enticknap	Its Senior Vice President
Its President & COO	Date: 4/27/06
Date: April 20, 2006

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 27th day of April, 2006, before me personally appeared Mark Barbieri, to me known to be the Senior Vice President of Washington Real Estate Holdings, LLC the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED LIABILITY COMPANY, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Sherri L. Voeltner

Notary Public in and for the State of

Washington, residing at Renton

My commission expires 01/19/10

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 20th day of April, 2006, before me personally appeared Joan Enticknap, to me known to be the President & COO of, HomeStreet Bank, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Stephanie M. Madden

(Print name) Stephanie M. Madden

Notary Public in and for the State of Washington,

residing at Mill Creek, WA                                       .

My commission expires: March 30, 2009                .

TENTH AMENDMENT TO

LEASE

Lessor:	UNION SQUARE LIMITED LIABILITY COMPANY

Lessee:	HOMESTREET, INC.

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this Amendment: July 20, 2006

Lessor and Lessee are parties to that certain Office Lease dated March 5, 1992 as amended August 25, 1992, May 6, 1998, June 17, 1998, February 15, 2000, July 30, 2001, March 5, 2002, May 19, 2004, August 31, 2004, and April 19, 2006 (as so amended, the “Lease”) and desire to further amend the Lease. The parties mutually agree:

1.	Section 1.1, Leased Premises is hereby amended to add room 1723 to the Leased Premises as of the Effective Date, herein defined as “September 1, 2006”.

2.	Section 1.2, Floor Areas is hereby amended from 90,975 usable square feet; 103,544 rentable square feet to 91,837 usable square feet; 104,573 rentable square feet as of the Effective Date.

3.	Section 1.2, Floor Areas is hereby amended from 9.19224 percent of the rentable area of the Building to 9.28359 percent as of the Effective Date.

4.	Section 1.4 Rent is hereby amended as follows:

Commencing on the Effective Date (September 1, 2006) and thereafter on the first day of each calendar month until December 31, 2007, Lessee shall pay base monthly rent of $195,725.80.

Commencing on January 1, 2008 and thereafter on the first day of each calendar month until December 31, 2010, Lessee shall pay base monthly rent of $226,574.83. Such amount is derived from the agreed amount of $26 per rentable square foot, multiplied by the number of rentable, square feet (104,573) divided by 12 months.

Commencing on January 1, 2011 and thereafter on the first day of each calendar month until December 31, 2012, Lessee shall pay base monthly rent of $235,289.25. Such amount is derived from the agreed amount of $27 per rentable square foot, multiplied by the number of rentable square feet (104,573) divided by 12 months.

Commencing on January 1, 2013 and thereafter on the first day of each calendar month until December 31, 2014, Lessee shall pay base monthly rent of $244,003.67 Such amount is derived from the agreed amount of $28 per rentable square foot, multiplied by the number of rentable square feet (104,573) divided by 12 months.

Commencing on January 1, 2015 and thereafter on the first day of each calendar month until December 31, 2017, Lessee shall pay base monthly rent of $252,718.08. Such amount is derived from the agreed amount of $29 per rentable square foot, multiplied by the number of rentable square feet (104,573) divided by 12 months.

5.	In keeping with Section 26 of the Seventh Amendment to Lease, Lessor shall provide Lessee with a tenant improvement allowance of thirty-five ($35.00) dollars per rentable square foot multiplied by 1,029 rentable square feet for improvements to room 1723.

6.	All other terms and conditions are to remain the same.

Lessee:	Lessor:

HOMESTREET, INC	UNION SQUARE LIMITED LIABILITY COMPANY,
a Washington corporation	a Washington Limited Liability Company

By Washington Real Estate Holdings, LLC its manager.

By Mark Barbieri
Mark Barbieri
By /s/ Joan Enticknap	Its Executive Vice President
Its President	Date: 08/16/06
Date: 08/09/06

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 16th day of August, 2006, before me personally appeared Mark Barbieri, to me known to be the Executive Vice President of Washington Real Estate Holdings, LLC the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED LIABILITY COMPANY, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Sherri L. Voeltner
Notary Public in and for the State of Washington, residing at Renton My commission expires 01/19/10

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 9th day of August, 2006, before me personally appeared Joan Enticknap, to me known to be the President of HomeStreet, Inc. , the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Stephanie M. Madden

(Print name) Stephanie M. Madden

Notary Public in and for the State of Washington,

residing at Mill Creek.

My commission expires: 3/20/09                    .

ELEVENTH AMENDMENT TO

LEASE

Lessor:	UNION SQUARE LIMITED LIABILITY COMPANY

Lessee:	HOMESTREET, INC.

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this Amendment: December 27, 2006

Lessor and Lessee are parties to that certain Office Lease dated March 5, 1992 as amended August 25, 1992, May 6, 1998, June 17, 1998, February 15, 2000, July 30, 2001, March 5, 2002, May 19, 2004, August 31, 2004, April 19, 2006, and July 20, 2006 (as so amended, the “Lease”) and desire to further amend the Lease. The parties mutually agree:

1.	Section 1.1 Leased Premises is hereby amended to delete Rooms 701-30, 735-37, and part of Rooms 731 & 734 as of the Effective Date, herein defined as “December 31, 2007”.

2.	Section 1.2 Floor Areas is hereby amended from 91,837 usable square feet; 104,573 rentable square feet, to 75,858 usable square feet; 86,138 rentable square feet as of the Effective Date.

3.	Section 1.2 Floor Areas is hereby amended from 9.28359 percent, to 7.64700 percent of the Building as of the Effective Date.

4.	Section 1.4 Rent is hereby amended as follows:

Commencing on January 1, 2008 and thereafter on the first day of each calendar month until December 31, 2010, Lessee shall pay to Lessor base monthly rent of $186,632.00.

Commencing on January 1, 2011 and thereafter on the first day of each calendar month until December 31, 2012, Lessee shall pay to Lessor base monthly rent of $193,810.00.

Commencing on January 1, 2013 and thereafter on the first day of each calendar month until December 31, 2014, Lessee shall pay to Lessor base monthly rent of $200,989.00.

Commencing on January 1, 2015 and thereafter on the first day of each calendar month until December 31, 2017, Lessee shall pay to Lessor base monthly rent of $208,167.00.

5.

For purposes of this reduction in the Leased Premises, Lessor and Lessee acknowledge that in keeping with Paragraph 7, Section 39 of the Seventh Amendment to Lease Option to Reduce the Premises, Lessee has effectively exercised its right with regards to the 7th floor Premises, and Lessor accepts such termination of said Premises.

6.	In keeping with Paragraph 4 Section 26 of the Seventh Amendment to Lease, Tenant Improvement Allowance is revised to replace “106,014 RSF”, with “85,J09RSF”.

7.	Section 30 Parking is revised to read a total of “53” monthly stalls as of the Effective Date.

8.	All other terms and conditions are to remain the same.

Lessee:	Lessor:

HOMESTREET, INC	UNION SQUARE LIMITED LIABILITY COMPANY,
a Washington corporation	a Washington Limited Liability Company

By Washington Real Estate Holdings, LLC its manager.

By /s/ Mark Barbieri
Mark Barbieri
By /s/ Bruce W. Williams	Its Executive Vice President
Its Chairman	Date: 1/18/07
Date: 1/8/07

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 18th day of January, 2007, before me personally appeared Mark Barbieri, to me known to be the Executive Vice President of Washington Real Estate Holdings, LLC the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED LIABILITY COMPANY, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Sherri L. Voeltner

Sherri L. Voeltner

Notary Public in and for the State of

Washington, residing at Renton

My commission expires 01/19/10

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 8th day of January, 2007, before me personally appeared Bruce W. Williams, to me known to be the Chairman of HomeStreet, Inc, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Stephanie M. Madden

(Print name) Stephanie M. Madden

Notary Public in and for the State of Washington,

residing at Mill Creek, WA                                               .

My commission expires: March 20, 2009                .

TWELFTH AMENDMENT TO

LEASE

Lessor:	UNION SQUARE LIMITED LIABILITY COMPANY

Lessee:	HOMESTREET, INC

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this Amendment. October 1, 2007

Lessor and Lessee are parties to that certain Office Lease dated March 5, 1992 as amended by the First - Eleventh Amendments to Lease (as so amended, the “Lease”), and desire to further amend the Lease. The parties mutually agree:

1.	Section 1.1 Leased Premises is hereby amended to incorporate Rooms 1701-02, and 1724-37 into the Leased Premises as of the Effective Date, and as shaded in red on the attached Exhibit A.

2.	Section 1.2 Floor Areas is hereby amended from 75,858 usable square feet; 86,138 rentable square feet, to 82,909 usable square feet; 94,558 rentable square feet as of the Effective Date.

3.	Section 1.2 Floor Areas is hereby amended from 7.64700 percent to 8.39450 percent ofthe Building as of the Effective Date.

4.	Section 1.4 Rent is hereby amended as follows:

Commencing on October 1, 2008 herein defined as the “Effective Date”, and thereafter on the first day of each calendar month until December 31, 2010, Lessee shall pay to Lessor base monthly rent of $204,876.00.

Commencing on January 1, 2011 and thereafter on the first day of each calendar month until December 31, 2012, Lessee shall pay to Lessor base monthly rent of $212,755.00

Commencing on January 1, 2013 and thereafter on the first day of each calendar month until December 31, 2014, Lessee shall pay to Lessor base monthly rent of $220,635.00.

Commencing on January 1, 2015 and thereafter on the first day of each calendar month until December 31, 2017, Lessee shall pay to Lessor base monthly rent of $228,515.00.

5.	Section 1.5 Base Indices shall remain 2007 for the entire Leased Premises,

6.	Section 26 Tenant Improvement Allowance; In keeping with the terms of the Lease, Lessor shall provide Lessee with a tenant improvement allowance of thirty-five ($35.00) dollars per rentable square foot on the additional 8,420 rsf, for an additional. Tenant Improvement allowance of $294,700.00.

7.	Section 30 Parking is revised to read a total of “59” monthly stalls as of the Effective Date.

8.	Lessor shall pay a real estate fee to Washington Partners, Inc upon the full execution of this amendment.

9.	Exhibit “A” of the Lease, changed to reflect the revised floor plan, is attached hereto and made a part hereof.

10.	All other terms and conditions are to remain the same.

Lessee:	Lessor:

HOMESTREET, INC	UNION SQUARE LIMITED LIABILITY COMPANY,
a Washington corporation	a Washington Limited Liability Company

By Washington Real Estate Holdings, LLC its manager.

By /s/ Mark Barbieri
Mark Barbieri
By /s/ Joan Enticknap	Its Executive Vice President
Its President & COO	Date: 11/7/07
Date: 11/5/07

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 7th day of November, 2007 before me personally appeared Mark Barbieri, to me known to be the Executive Vice President of Washington Real Estate Holdings, LLC the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED LIABILITY COMPANY, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Sherri L Voeltner

Notary Public in and for the State of

Washington, residing at Renton

My commission expires 01/19/10

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 5th day of November, 2007, before me personally appeared Joan Enticknap, to me known to be the President & COO of HomeStreet, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Barbara L DeVere

(Print name) Barbara L DeVere

Notary Public in and for the State of Washington,

residing at LYNNWOOD WA.

My commission expires: 10/29/10.

THIRTEENTH AMENDMENT TO

LEASE

Lessor:	UNION SQUARE LIMITED LIABILITY COMPANY

Lessee:	HOMESTREET, INC.

Premises:	Commonly referred to as Suite 2000 in the Two Union Square Building as more particularly described in the Lease.

Date of this Amendment: January 26, 2010

Lessor and Lessee are parties to that certain Office Lease dated March 5, 1992 as amended August 25, 1992, May 6, 1998, June 17, 1998, February 15, 2000, July 30, 2001, March 5, 2002, May 19, 2004, August 31, 2004, April 19, 2006, July 20, 2006, December 27, 2006, and October 1, 2007, (as so amended, the “Lease”), and desire to further amend the Lease. The parties mutually agree:

1.	Pursuant to Section 4 of the Seventh Amendment Lease, Section 2 of the Eighth Amendment to Lease, Section 5 of the Ninth Amendment to lease, Section 5 of the Tenth Amendment to Lease, Section 6 of the Eleventh Amendment to Lease, and Section 6 of the Twelfth Amendment to Lease, Lessee was entitled to a Tenant Improvement Allowance in the total amount of $1,607,350.00. As of the Effective Date hereof, and as set forth in the attached Exhibit A, Lessee has previously received $310,335.22 of the Tenant Improvement Allowance, so that $1,297,014.78 thereof remains unapplied (the “Unapplied Allowance”). The parties have agreed that, notwithstanding anything to the contrary in the Lease, a portion of the Unapplied Allowance in the amount of $625,348.89, as set forth in the attached Exhibit B, shall be applied towards Base Monthly Rent and Additional Rent due under the Lease for the period January 1, 2010, through and including March 31, 2010. The difference between the Unapplied Allowance of $1,297,014.78 and the $625,348.89 portion of the Unapplied Allowance which shall be applied towards Base Monthly Rent and Additional Rent as described herein totaling $671,665.89, (the “Remaining Unapplied Allowance”) shall remain available for Lessee’s use for leasehold improvements to the Leased Premises as originally permitted by the terms and conditions of the Lease and Amendments governing the use of the Tenant Improvement Allowance. Lessee waives any right to receive any portion of the Unapplied Allowance or any tenant Improvements whatsoever except for the $671,665.89 Remaining Unapplied Allowance.

2.	Section 1.4 Rent is hereby amended as follows:

Commencing on January 1, 2010 and thereafter on the first day of each calendar month until March 31, 2010, Lessee shall pay to Lessor base monthly rent of $0.00.

Commencing on April 1, 2010 and thereafter on the first day of each calendar month until December 31, 2010, Lessee shall pay to Lessor base monthly rent of $204,876.00.

Commencing on January 1, 2011 and thereafter on the first day of each calendar month until December 31, 2012, Lessee shall pay to Lessor base monthly rent of $212,755.00.

Commencing on January 1, 2013 and thereafter on the first day of each calendar month until December 31,2014, Lessee shall pay to Lessor base monthly rent of $220,635.00.

Commencing on January 1, 2015 and thereafter on the first day of each calendar month until December 31, 2017, Lessee shall pay to Lessor base monthly rent of $228,515.00.

3.	Except as modified herein, the Lease remains unmodified and in full force and effect.

Lessee:	Lessor:

HOMESTREET, INC	UNION SQUARE LIMITED LIABILITY COMPANY,
a Washington corporation	a Washington Limited Liability Company

By Washington Real Estate Holdings, LLC its manager.

By /s/ Mark Barbieri
Mark Barbieri
By /s/ Joan Enticknap	Its Executive Vice President
Its President & Coo	Date: 2/22/10
Date: 2/19/2010

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 22nd, day of February, 2010, before me personally appeared Mark Barbieri, to me known to be the Executive Vice President of Washington Real Estate Holdings, LLC the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED LIABILITY COMPANY, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Zina D. Wilson

Notary Public in and for the State of

Washington, residing at Bothell, WA

My commission expires 01/21/13

LESSEE’S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 19th day of February, 2010, before me personally appeared Joan Enticknap to me known to be the President of HomeStreet Bank, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ BARBARA DEVERE

(Print name) BARBARA DEVERE

Notary Public in and for the State of Washington,

residing at  LYNNWOOD                                                         .

My commission expires:  10/29/10                                               .